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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Affinity Gaming
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2015

April 7, 2015

Dear Stockholder:

        We cordially invite you to attend Affinity Gaming's ("we" or "Affinity") 2015 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held in the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, on Tuesday, May 5, 2015, beginning at 12:30 p.m., Eastern Daylight Time. We have scheduled the Annual Meeting:

  1.
  to elect seven directors to Affinity's Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (Proposal One);

  2.
  to hold an advisory vote to approve named executive officer compensation (Proposal Two);

  3.
  to approve the amendment and restatement of the 2011 Long Term Incentive Plan, including its material terms (Proposal Three);

  4.
  to ratify the appointment of Ernst & Young LLP as Affinity's independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal Four); and

  5.
  to transact such other business which may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        The enclosed Proxy Statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. In addition to the printed materials, we have made the Notice of Annual Meeting of Stockholders, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 available on the Internet at http://www.astproxyportal.com/ast/17361.

        Only persons or entities holding shares of Affinity's common stock ($0.001 par value per share, the "Common Stock") at the close of business on April 1, 2015 will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof. You may examine a list of persons or entities holding shares of our Common Stock at the close of business on April 1, 2015 at Affinity's Las Vegas office beginning at least ten days prior to the Annual Meeting, and also at the Annual Meeting.

        YOUR VOTE IS IMPORTANT.    Regardless of whether you plan to attend the Annual Meeting, we urge you to cast your vote promptly by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. Voting instructions are printed on your proxy card or included with your proxy materials. If you are a beneficial owner, meaning that you hold your shares in "street name," please follow the voting instructions provided by your bank, broker or other nominee. No matter the number of Affinity's shares you own, your presence by proxy is helpful to establish a quorum.

        YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

Sincerely,

Michael Silberling Chief Executive Officer

3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135

PROXY STATEMENT RELATING TO THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 5, 2015

        Affinity Gaming, a Nevada corporation ("Affinity," "we," "us" or "our"), furnishes this Proxy Statement to you in connection with the solicitation of proxies by our board of directors (the "Board" or "Board of Directors") for use at our 2015 Annual Meeting of Stockholders (the "Annual Meeting"). References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

2015 ANNUAL MEETING DATE AND LOCATION

        Affinity will hold the Annual Meeting in the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, on Tuesday, May 5, 2015, beginning at 12:30 p.m., Eastern Daylight Time, or at such other time and place to which the meeting may be adjourned.

DELIVERY OF PROXY MATERIALS

        In connection with the solicitation of proxies by our Board for the Annual Meeting, we first mailed this Proxy Statement and accompanying proxy cards (the "Proxy Materials") on or about April 7, 2015 to persons or entities holding shares of Affinity's common stock ($0.001 par value per share, the "Common Stock") at the close of business on April 1, 2015. The proxy solicitation materials contain instructions on how to vote.

        In addition to the paper versions of the Proxy Materials we delivered to you by mail, we will also make available on the internet, at http://www.astproxyportal.com/ast/17361, the following materials relating to our meeting: the Notice of Annual Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014 (the "Annual Report"). Any persons or entities holding shares of Affinity's Common Stock ("Stockholders") at the close of business on April 1, 2015 may also request a printed copy of these materials by telephone at 702-341-2504.

        Pursuant to the United States Securities and Exchange Commission's (the "SEC") rules, our Annual Report, which includes our audited consolidated financial statements, is neither considered a part of, nor incorporated by reference in, the Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

With regard to the Common Stock, what is the difference between a holder of record and a beneficial owner?

        If your Common Stock is registered directly in your name with Affinity's transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), you are considered the "holder of record" with respect to such Common Stock. If you are a holder of record, we sent the Proxy Materials directly to you.

        If your Common Stock is held in a stock brokerage account or by a bank or other holder of record, such Common Stock is held in "street name." You are considered the "beneficial owner" of Common Stock held in street name. Your broker, bank or other holder of record, which is considered the holder of record with respect to those shares, forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record regarding how to vote your shares by using the proxy or voting instructions included in the mailing, or by following their instructions for voting by telephone or on the Internet.

What should I bring with me to attend the Annual Meeting?

        Stockholders must present a form of personal identification to be admitted to the Annual Meeting.

        If you are a beneficial owner of our Common Stock and you plan to attend the Annual Meeting, you must also present proof of your ownership of the Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Any Stockholders owning Common Stock at the close of business on Wednesday, April 1, 2015, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof. You are entitled to one vote per share of Common Stock you own on each matter presented at the Annual Meeting. At the close of business on April 1, 2015, 20,315,586 shares of our Common Stock were outstanding.

How do I vote if I am a holder of record of Common Stock?

        By Mail.    You may vote by marking, dating, and signing your printed proxy card included with your Proxy Materials in accordance with the instructions on such card. You may then mail your completed proxy card in the postage-paid return envelope (provided with the Proxy Materials) sufficiently far in advance to allow us to receive your completed proxy card prior to the Annual Meeting.

        In Person at the Annual Meeting.    All Stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating such person.

How do I vote if I am a beneficial owner of Common Stock?

        Via Broker.    If you are a beneficial owner of Common Stock, your brokerage firm must vote your Common Stock according to your instructions. To vote your Common Stock, you must follow the directions your brokerage firm provides to you. Many brokers also offer the options of Internet voting or telephonic voting, instructions for which would be provided by your brokerage firm on your vote instruction form.

        If you do not give instructions to your brokerage firm, it can still vote your shares with respect to certain "discretionary" items, but it cannot vote your shares with respect to certain "non-discretionary" items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Four) is considered to be a discretionary item, while the election of directors (Proposal One), the advisory vote to approve named executive officer compensation (Proposal Two) and the approval of the amendment and restatement of the 2011 Long Term Incentive Plan ("2011 LTIP"), including its material terms (Proposal Three) are "non-discretionary" items. The number of shares for which you do not provide instructions to your brokerage firm regarding how to vote on non-discretionary items will be counted as "broker non-votes." Broker non-votes are shares which are held in street name by a bank or brokerage firm which indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        In Person at the Annual Meeting.    All Stockholders may vote in person at the Annual Meeting. If you are a beneficial owner of Common Stock, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the Common Stock as of the record date (April 1, 2015) to be admitted to the meeting on May 5, 2015. To vote your beneficially-owned Common Stock at the meeting, you will need to obtain a proxy card from the holder of record and present it to the inspector of election with your ballot.

What can I do if I change my mind after I vote my Common Stock?

        If you are a holder of record, you can revoke your proxy before it is exercised by:

  •
  providing written notice to: Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135; or

  •
  timely delivering a valid, later-dated proxy; or

  •
  voting by ballot at the Annual Meeting.

        If you are a beneficial owner of Common Stock, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What constitutes a quorum?

        To conduct business at the Annual Meeting, we must have a quorum, either represented in person or represented by valid proxies. For each of the proposals we will present, a quorum consists of the holders of a majority of the Common Stock issued and outstanding on April 1, 2015, the record date, or at least 10,157,794 shares of Common Stock.

        Common Stock represented in person or by proxy (including "broker non-votes" and Common Stock shares which abstain, or do not vote, with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal.

        If a quorum is not present, we will adjourn the meeting until we obtain a quorum.

How many votes are required to approve each proposal?

        Election of directors.    Pursuant to Section 78.330 of the Nevada Revised Statutes ("NRS"), directors are elected by a plurality of the votes cast at the Annual Meeting, whether cast in person or by proxy. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker cannot vote your Common Stock with respect to this proposal.

        Advisory Vote on executive officer compensation.    Under our Amended and Restated Bylaws, the affirmative vote of a majority of the voting power present at the Annual Meeting, whether cast in person or by proxy, is required to approve this proposal. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker cannot vote your Common Stock with respect to this proposal.

        Approval of 2011 Long Term Incentive Plan, including its material terms.    Under our Amended and Restated Bylaws, the affirmative vote of a majority of the voting power present at the Annual Meeting, whether cast in person or by proxy, is required to approve this proposal. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker may vote your Common Stock with respect to this proposal in its discretion.

        Ratification of independent registered public accounting firm.    Under our Amended and Restated Bylaws, the affirmative vote of a majority of the voting power present at the Annual Meeting, whether cast in person or by proxy, is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker may vote your Common Stock with respect to this proposal in its discretion.

Who will count the vote?

        All votes will be tabulated by AST, the inspector of elections appointed for the Annual Meeting.

How will votes be counted?

        The inspector of elections will count each share of Common Stock as one vote, regardless of whether the vote was cast according to the instructions contained on a proper proxy card or cast on a ballot in person at the meeting. With respect to all proposals, neither abstentions nor broker non-votes will be counted as voting on the matter. With respect to Proposal One, Proposal Two and Proposal Three, if beneficial owners have not provided voting instructions to their brokers, the brokers will not be allowed to vote such shares of Common Stock; rather, such shares of Common Stock will be broker non-votes. Brokers will be allowed to vote shares of Common Stock with respect to Proposal Four regardless of whether beneficial owners have provided voting instructions to their brokers.

How does the Board recommend that I vote on the proposals?

        The Board recommends that you vote:

        FOR the election of each of the seven nominees to our Board of Directors (Proposal One);

        FOR approval, on an advisory basis, of the compensation of our named executive officers (Proposal Two);

        FOR the approval of the amendment and restatement of the 2011 LTIP, including its material terms (Proposal Three); and

        FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal Four).

Where can I find the voting results?

        We will report the voting results in a Current Report on Form 8-K which we will file with the SEC within four business days after the end of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        As of the date we mailed this Proxy Statement, we were not aware of any matters to be raised at the Annual Meeting other than those described in this Proxy Statement.

        If a Stockholder(s) properly presents other matters for consideration at the Annual Meeting, certain individuals appointed by the Board to serve as proxies (the "Proxies") will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        Affinity will pay for the cost of this proxy solicitation. Although we do not intend to solicit proxies other than by use of the mail or Internet, certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

OTHER INFORMATION

        Our Annual Report accompanies this Proxy Statement. Except for those sections or exhibits explicitly referenced herein, you should not consider anything contained in the Annual Report to be a part of the Proxy Materials. References to fiscal years contained in this Proxy Statement refer to the fiscal year ended on December 31 of such year.

        The contents of our corporate website (http://www.affinitygaming.com) are not incorporated by reference into this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Board proposes that the seven nominees described below, all of whom are currently serving as directors, be elected or re-elected for a term expiring at the 2016 Annual Meeting of Stockholders, or when their successors are duly elected and qualified.

        Each nominee has consented to be named as a nominee in this proxy statement and to serve as a director of Affinity if elected at the Annual Meeting. If any of the nominees should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In such case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The Board believes that each of Affinity's directors should possess many important qualities and skills, including a considerable amount of business management experience (such as experience as a CEO or CFO) and educational experience. All our directors and nominees for directors bring to our Board extensive executive leadership and board experience derived from their service as executives and, in certain cases chief executive officers. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described under "—Nominees for Director" below.

Director Nomination Process

        On July 28, 2014, we entered into a Settlement Agreement (the "Settlement Agreement") with Z Capital Partners, L.L.C. and certain of its affiliates (collectively, "Z Capital") and certain of our Stockholders (the "Other Stockholders"). Under the Settlement Agreement, we have agreed to maintain the authorized number of directors at seven members, consisting of:

  •
  our Chief Executive Officer;

  •
  two members designated by Z Capital, one of which will be designated by Z Capital Special Situations Fund II-B, LP during any time that it holds direct or indirect ownership interests in our Company;

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  one members designated by SPH Manager, LLC ("SPH Manager");

  •
  one member designated by the Other Stockholders, if they hold at least 3,643,787 shares of our Common Stock, or if not, one member designated by SPH Manager and the Other Stockholders;

  •
  two directors who meet the independence requirements then in use by us (the "Independent Directors").

        Of the two Independent Directors, one will be designated by SPH Manager. The other will be designated by the Other Stockholders, if they hold at least 3,643,787 shares of our Common Stock, or if not, the other will be designated by SPH Manager and the Other Stockholders. Notwithstanding the foregoing, in the event that, and for so as, the combined beneficial ownership of SPH Manager and the Other Stockholders is less than 5,060,816 shares and the combined beneficial ownership of Z Capital is greater than 5,060,816 shares, one of the two Independent Directors shall be designated by SPH Manager and the Other Stockholders and the other shall be designated by Z Capital.

        We have agreed to include the individuals nominated in accordance with the Settlement Agreement in the nominees recommended by the Board of Directors for election at the 2015 Annual Meeting. Each Stockholder party to the Settlement Agreement has agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either

Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own at least 4,048,652 shares of our Common Stock.

        Moving forward, the Governance and Nominating Committee (the "Governance Committee") will take an active role in evaluating prospective candidates or current Board members for nomination, including those candidates designated under the Settlement Agreement. The Governance Committee considers all factors it deems relevant, including, but not limited to, a candidate's management and professional experience, judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing Stockholder value. The Governance Committee does not have a formal policy with respect to diversity; however, it believes that Board members must represent diverse viewpoints. When considering candidates for the Board, the Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the Governance Committee also considers an individual's contributions to the Board.

        It is the Governance Committee's policy to consider director candidates recommended by Stockholders, if such recommendations are properly submitted to Affinity. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board may do so by writing to the Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. Recommendations must include the proposed nominee's name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow our procedures for nomination of directors by Stockholders as provided in our Amended and Restated Bylaws. The Governance Committee will consider the candidate in the same manner in which it evaluates nominees identified by other means, as described in the previous paragraph. The Governance Committee may contact the Stockholder making the nomination to discuss the candidate's qualifications and the Stockholder's reasons for making the nomination, and it may use the services of a third-party search firm to provide additional information about the candidate. See "Stockholder Proposals for the 2016 Annual Meeting" for more information regarding advance notice procedures with regards to director nominations.

Nominees for Director

        The following table sets forth the names of the seven nominees, age (as of April 1, 2015) and principal position of each of the Company's directors:

	Age	Position
Richard S. Parisi	40	Director, Chairman
Michael Silberling	48	Director, Chief Executive Officer
James A. Cacioppo	52	Director
Matthew A. Doheny	44	Director
Andrei Scrivens	43	Director
Eric V. Tanjeloff	39	Director
James J. Zenni, Jr.	60	Director

        Unless otherwise noted, the principal business address of each member of our Board of Directors and each of our nominees is c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135. We have set forth below a summary of the nominees' principal occupations, any directorships they held with other public companies during the past five years and the year in which they were first elected (if applicable) as a director on our Board.

        The number of shares of our Common Stock held by our directors as of April 1, 2015 is set forth under the "Security Ownership" section of this proxy statement.

Nominees for Directors

        Richard S. Parisi has served as a Director of Affinity since May 14, 2013, and as Chairman of the Board since July 11, 2013. Mr. Parisi joined Silver Point Capital, L.P., an investment advisor, in June 2005, where he serves as a Senior Investment Analyst. Prior to joining Silver Point, Mr. Parisi attended the Stanford University Graduate School of Business from 2003 to 2005 and, prior thereto, was a Vice President of Madison Dearborn Partners from June 1998 to June 2003. Prior to joining Madison Dearborn, Mr. Parisi worked in the leveraged finance group of Merrill Lynch & Co. from July 1996 to June 1998. Mr. Parisi served as a director of iPCS, Inc. from September 2006 until June 2007. Mr. Parisi earned his B.A. from Duke University and his M.B.A. from the Stanford University Graduate School of Business. The business address of Mr. Parisi is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, First Floor, Greenwich, CT 06380.

        Mr. Parisi was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his significant financial and industry expertise. In addition, we believe his prior experience in investment banking, private equity and in the financial and credit analysis of numerous portfolio companies of Silver Point Capital, L.P. across a wide range of industries will strengthen the Board's collective knowledge and capabilities.

        Michael Silberling has served as Affinity's Chief Executive Officer and as a Director of Affinity since August 26, 2014, bringing more than 20 years of casino industry management experience to those positions. Prior to joining Affinity, from 2008 to 2014, he served as President of Caesars Entertainment Corporation's International Operations, overseeing casinos in England, Scotland, Egypt, Uruguay, Canada, and South Africa. Previously, Mr. Silberling held senior operating executive positions throughout Northern and Southern Nevada, as well as the Midwest, with Caesars Entertainment's predecessor entities, the Promus Companies and Harrah's Entertainment, for which he served as Regional President and as a General Manager. He has also held positions in Australia and New Zealand with SKYCITY Entertainment Group as General Manager of Australian Operations. A native of Palo Alto, California, Mr. Silberling graduated with a Bachelor of Arts in Economics from Dartmouth College and a Masters in Business Administration from UCLA's Anderson School of Management.

        Mr. Silberling was selected to be a member of the Board because of his extensive knowledge as an executive in the gaming industry and his experience in developing and operating regional gaming and hospitality properties. We believe the depth of strategic operations, management and financial knowledge of the gaming industry Mr. Silberling possesses will strengthen the Board's collective knowledge and capabilities.

        James A. Cacioppo has served as Director of Affinity since October 14, 2014. Mr. Cacioppo has served as Co-Founder, Managing Partner and Portfolio Manager of One East Capital Advisors, L.P., an investment advisor, since March 2006. Prior to joining One East Capital Advisors, he held senior management and research positions at Sandell Asset Management Corp. from 2000 to 2006, reaching the level of President and Co-Portfolio Manager of Castlerigg Master Investments. From 1995 to 2000, he held senior management and research positions at Halcyon Management, reaching the position of Senior VP and Co-Head of Distressed Debt Investments. Mr. Cacioppo also served as an investment banker at Smith Barney, Banker's Trust and Wasserstein Perella, and as a Senior Auditor at Dun and Bradstreet. He was a member of the Board of Directors of Texas Petrochemicals, Inc. from 2008 to 2012. Mr. Cacioppo is a graduate of Colgate University and Harvard Business School. The business address of Mr. Cacioppo is c/o One East Capital Advisors, L.P., 225 NE Mizner Blvd., Suite 720, Boca Raton, FL 33432.

        Mr. Cacioppo was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his financial expertise garnered over two decades founding and managing hedge funds and investment banking operations and overseeing management of large, sophisticated and diverse organizations. We believe that, together with organizational and strategic focus, Mr. Cacioppo qualifications and skills will strengthen the Board's collective knowledge and capabilities.

        Matthew A. Doheny has served as Director of Affinity since May 14, 2013. Mr. Doheny has served as President of North Country Capital LLC, a private investment firm, since March 2011. Mr. Doheny was the portfolio manager for North American event-driven investing at Fintech Advisory Inc., a hedge fund, from June 2008 to October 2010. Prior to Fintech, Mr. Doheny was a Managing Director at Deutsche Bank Securities in the Distressed Products Group from June 2000 to March 2008, where during his time he oversaw the research effort for proprietary investing and was a member of the leadership team for the global group running $5 billion in assets. Prior to joining Deutsche Bank in 2000, Mr. Doheny began his career as a corporate attorney at Orrick, Herrington & Sutcliffe LLP and Kelly Drye & Warren LLP. Mr. Doheny has been a director of YRC Worldwide, Inc. since July 2011. In addition, he has been a director of Eastman Kodak Inc. since 2013, of Rescap since 2013 and of RA Holdings (Arcapita) since 2013. Mr. Doheny graduated cum laude from Allegheny College and also received a Juris Doctor from Cornell Law School. The business address of Mr. Doheny is 215 Washington St., Watertown, NY 13601. Mr. Doheny was a candidate for the U.S. House of Representatives in the 21st Congressional District of New York in 2010, 2012 and 2014.

        Mr. Doheny was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his financial expertise and his experience in financial and operational turnarounds. We believe that, together with his leadership positions in the private investment and investment banking industries, Mr. Doheny's qualifications and skills will strengthen the Board's collective knowledge and capabilities.

        Andrei Scrivens has served as Director of Affinity since September 18, 2014. Mr. Scrivens is a Managing Director of Z Capital Partners LLC, a private investment firm, and leads its investment activities in gaming, hospitality and leisure. He has over twenty years of experience as an investor, operator and advisor to companies requiring turnaround or transformation across a broad range of industries. Prior to Z Capital, Mr. Scrivens was a Director with Chilmark Partners, for which he was responsible for leading restructurings as well as providing interim financial management to portfolio companies, and he also served as a senior manager with Arthur Andersen in its Restructuring Group. Mr. Scrivens graduated from the University of Illinois with a Bachelor of Science degree in Accountancy, and is a certified public accountant. The business address of Mr. Scrivens is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

        Mr. Scrivens was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his significant financial and industry expertise. In addition, we believe his prior experience in restructurings and turnarounds across a wide range of industries, together with his experience with gaming businesses, will strengthen the Board's collective knowledge and capabilities.

        Eric V. Tanjeloff has served as a Director of Affinity since May 14, 2013. Mr. Tanjeloff is currently Managing Director and Head of Real Estate Investments of Melody Capital Partners, L.P. an investment fund based in New York, which he joined in September 2014. Prior to that, Mr. Tanjeloff served from October 2009 to September 2014 as a Senior Managing Director of CBRE Capital Advisors, Inc., the investment banking and advisory affiliate of CBRE, Inc., a global, Fortune 500, real estate services company. Prior to CBRE Capital Advisors, Mr. Tanjeloff was employed by J.P. Morgan Securities Inc. and its predecessors from June 1997 to April 2009, serving in a variety of capacities including most recently as an Executive Director in the firm's Real Estate and Lodging Investment Banking Group from February 2006 to February 2009. Prior to his role as Executive Director, Mr. Tanjeloff held the titles of Vice President, Associate and Analyst at J.P. Morgan and its predecessors, from June 1997 to February 2006. Mr. Tanjeloff received his B.S. from Cornell University and M.B.A. from Columbia Business School. The business address of Mr. Tanjeloff is c/o Melody Capital Partners, 717 Fifth Avenue, 12th Floor, New York, NY 10022.

        Mr. Tanjeloff was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his extensive knowledge of the real estate capital markets, the hotel and gaming transaction market and his significant financial expertise. Mr. Tanjeloff will provide the Board with valuable insight into balance sheet strategy, capital markets activities, acquisition and disposition strategy and investor relations matters. In addition, we believe Mr. Tanjeloff's experience in investment banking and his involvement in the creation of both CBRE, Inc.'s investment banking business and J.P. Morgan's gaming corporate finance franchise will strengthen the Board's collective knowledge and capabilities.

        James J. Zenni, Jr. has served as Director of Affinity since August 25, 2014. Mr. Zenni is President, Chief Executive Officer and Managing Principal of Z Capital Partners L.L.C., a private investment firm founded by him in November 2006, and is responsible for all portfolio management and business operations. Prior to Z Capital, Mr. Zenni was Managing Principal and co-founder of Black Diamond Capital Management, L.L.C. He also served as a Managing Director at Kidder Peabody & Co. Inc. Mr. Zenni is currently a member of the board of directors for Mrs. Fields Famous Brands, LLC, Neways Holdings, Ltd., Real Mex Restaurants and MSD Automotive, all of which are private companies, and he was previously a member of the board of directors of Automotive Aftermarket Group, LLC, Bayou Steel Corporation, Smarte Carte Corporation and Sun World International, LLC, all of which were or are portfolio companies of Z Capital Partners L.L.C. He graduated from Xavier University with a Bachelor of Science degree in economics and attended Xavier University Graduate School of Business and University of Vienna School of Economics and Business Administration. The business address of Mr. Zenni is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

        Mr. Zenni was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his significant financial and industry expertise, which we believe provides a sound foundation for understanding strategic and operational issues and challenges. In addition, we believe his prior experience in serving on boards of directors for businesses across a wide range of industries, together with his experience with gaming businesses, will strengthen the Board's collective knowledge and capabilities.

        The Board unanimously recommends that Stockholders vote "FOR" the election of each of the director nominees.

PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

        We are providing Stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, as required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and related SEC rules.

        Although the result of the vote is advisory in nature and non-binding, our Compensation Committee, to the extent there is any significant vote against the compensation of our NEOs as disclosed in our proxy statements, will consider our Stockholders' concerns and evaluate whether any actions are necessary to address those concerns. Consistent with the preference expressed by our Stockholders at the 2013 Annual Meeting, we have determined that our Stockholders should vote on say on pay proposals every two years. Accordingly, following this advisory vote on executive compensation at the 2015 Annual Meeting, the next advisory vote on compensation for our named executive officers would be held at our 2017 Annual Meeting.

        The Compensation Discussion and Analysis ("CD&A") included in this proxy statement describes in detail the different ways in which we compensate our NEOs, the reasons we provide each type of compensation, and the amounts of each type of compensation. As stated in that section, we strive to compensate our NEOs in ways that inspire them to maximize short-term performance without compromising long-term profitability and Stockholder return, while giving them a degree of compensation stability. You should consider whether you agree with the objectives we describe in the CD&A and whether the amounts we pay as a result are appropriate. The vote on this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described herein.

        Accordingly, we ask our Stockholders to vote on the following resolution at the 2015 Annual Meeting:

          "RESOLVED, that the Company's Stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        The Board unanimously recommends that Stockholders vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL THREE—AMENDMENT AND RESTATEMENT OF THE 2011 LONG TERM INCENTIVE PLAN, INCLUDING ITS MATERIAL TERMS

        The 2011 LTIP currently provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards to employees, independent contractors and members of the Board of the Company or its affiliates, and investors that have made certain of their employees or affiliates available for service on our Board. Our Board amended and restated the 2011 LTIP on November 4, 2014, to among other things, increase the number of shares of our Common Stock reserved for issuance under the incentive plan by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares, provide that equity awards may be granted to a shareholder whose employees or owners are members of our Board of Directors, amend the definition of change in control to exclude the Settlement Agreement entered into on July 28, 2014 or other agreements among stockholders in existence on July 14, 2014, and clarify the equity grant terms relating to restricted stock awards and restricted stock unit awards. We are seeking shareholder approval of the amendment and restatement of the 2011 LTIP. We are also seeking shareholder approval of the material terms of the 2011 LTIP (the individual award limits and performance goals) that permit the grant of awards intended to be qualified under Internal Revenue Code Section 162(m).

        A general description of the 2011 LTIP as amended and restated is set forth below. This description is qualified in its entirety by the terms of the 2011 LTIP, a copy of which is attached hereto as Appendix A.

Summary of the 2011 Long Term Incentive Plan

        Shares.    We have authorized a total of 2,000,000 shares for issuance under the 2011 LTIP. As of April 1, 2015, under the 2011 LTIP, 389,997 shares of Common Stock were issuable upon the exercise of or vesting outstanding awards granted and 1,294,417 additional shares of Common Stock were reserved for issuance pursuant to future grants. As of April 1, 2015, our Compensation Committee determined the fair market value of a share of our Common Stock was $9.75. As of April 1, 2015, approximately 3,000 employees, 7 directors (together with their affiliated funds) and any current consultants were eligible to receive awards under the 2011 LTIP, but in practice, the Company has historically only granted awards under the 2011 LTIP to approximately 20 individuals providing services to the Company at any given time.

        Administration.    The 2011 LTIP is administered by our Compensation Committee. As administrator, the Compensation Committee has the power to (i) determine the form, amount and other terms and conditions of awards (including whether awards are service-based or performance-based), (ii) clarify, construe or resolve any ambiguity in any provision of the 2011 LTIP or any award agreement, (iii) amend the terms of outstanding awards (including to extend the period during which an Option may be exercisable), (iv) accelerate the vesting of any award, and (v) adopt such rules, forms, instruments and guidelines for administering the 2011 LTIP as it deems necessary or proper. All actions, interpretations and determinations by the Compensation Committee or by our Board are final and binding.

        Stock Options.    Stock options granted under the 2011 LTIP are not intended to qualify as incentive stock options under Section 422 of the Code. The exercise price of all options granted under the 2011 LTIP must at least be equal to the not less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the 2011 LTIP will be exercisable at such times, and will be subject to such restrictions and conditions, including in certain cases performance based conditions such as those discussed under the Section "—Employment Arrangements and Potential Payments Upon Termination or Change in Control," as the administrator may determine in its sole discretion.

        Stock Appreciation Rights.    The 2011 LTIP allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. Stock appreciation rights granted under the 2011 LTIP will be exercisable at such times, and will be subject to such restrictions and conditions, as the administrator may determine in its sole discretion.

        Stock Awards.    The 2011 LTIP allows for the grant of stock awards, including as restricted stock. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any participant in the 2011 LTIP. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

        Restricted Stock Units.    The 2011 LTIP allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator's discretion, in cash, with shares of our Common Stock or other securities, or a combination thereof.

        Other Stock Awards.    Subject to the provisions of the Plan, the administrator may grant other equity-based awards on such terms as it may determine, including, but not limited to, awards designed to comply with or take advantage of applicable laws of jurisdictions outside of the United States.

        Transferability of Awards.    The 2011 LTIP allows for the transfer of awards under the 2011 LTIP only (i) by will, (ii) by the laws of descent and distribution and (iii) to certain trusts for the exclusive benefit of a recipient's family and partnerships or limited liability companies exclusively owned by a recipient's family.

        Changes in Capital Structure.    The 2011 LTIP provides that in the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event affects the shares, the Board will, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including individual limits, (ii) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price or base price with respect to any award, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award. In addition, the Board may, prior to and effective upon any such event, take such action as it deems appropriate, including, but not limited to, replacing awards with substitute awards, and the Company has the right, but not the obligation, to cancel each awards immediately prior to such event and to pay to each affected participant in connection with the cancellation of such awards, an amount that the administrator , in its sole discretion, in good faith determines to be the equivalent value of such award.

        Changes in Control.    The 2011 LTIP provides that unless otherwise provided in an award agreement, in the event of a change in control (excluding in connection with the Settlement Agreement entered into on July 28, 2014 or other agreements among stockholders in existence on July 14, 2014), unless the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for therein is waived or deferred by a participant and the Company by written notice prior to the change in control, all restrictions and risks of forfeiture on awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to awards shall immediately expire. In the event of a change in control, the Board can unilaterally implement or negotiate a procedure with any party to the change in control pursuant to which all participants' unexercised options and/or stock appreciation rights may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the exercise price.

        Section 162(m) of the Code.    The maximum number of shares with respect to which stock options and stock appreciation rights, as well as other awards whose vesting is solely contingent on the achievement of performance goals, is five hundred thousand (500,000) shares. As noted above, the foregoing limitation shall be adjusted proportionately by the administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which awards intended to be performance-based may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to stock options and stock appreciation right granted by a qualified compensation committee under such a plan and with an exercise price or appreciation amount, as the case may be, that is equal to or greater than the fair market value of the shares on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. Other awards may be considered performance based if their vesting is contingent on the satisfaction of pre-established performance goals. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any stock option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares with respect to which an award may be granted to a participant.

        Performance Goals.    The administrator shall have the authority to grant awards that are contingent upon the achievement of performance goals. Such performance goals are to be specified in the relevant award agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per share (or other security issued by the Company), (c) net income per share (or other security issued by the Company), (d) share (or other security issued by the Company) price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, (u) store openings, (v) any combination of the foregoing, or, (w) such other criteria as the committee may determine. Performance goals may be in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative (to prior performance of the Company or to be the performance of one or more other entities or external indices) and may be express in terms of a progression within a specified range.

        Amended Plan Benefits.    Generally, awards to be granted in the future under the 2011 LTIP are at the discretion of the Compensation Committee. As such, it is not possible to determine the benefits or the amounts to be received under the 2011 LTIP by the Company's officers, employees, or non-employee directors.

        Plan Amendments and Termination.    The 2011 LTIP will automatically terminate ten (10) years following the date it was adopted by the Board, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2011 LTIP provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us.

  Federal Income Tax Consequences

        The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2011 LTIP will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

        The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted Stock Units.    With respect to awards of RSUs, no taxable income is reportable when the RSUs are granted to a participant or upon vesting of the RSUs. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the RSUs. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

        Stock Awards.    Upon receipt of stock, the participant generally will have taxable ordinary income, in the year of receipt, equal to the value of the stock received. Any payment will be subject to tax withholding by the Company. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2011 LTIP in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

        The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

        The Board unanimously recommends that Stockholders vote "FOR" the approval of the amendment and restatement of the 2011 LTIP, including its material terms.

PROPOSAL FOUR—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP ("EY"), Affinity's independent registered public accounting firm, was responsible for auditing the financial statements for the fiscal year ended December 31, 2014, expressing an opinion as to the financial statements' conformity with accounting principles generally accepted in the United States and performing reviews of the unaudited financial statements for the interim quarterly periods therein.

        The Board, upon the recommendation of its Audit Committee, has selected EY to serve as Affinity's independent registered public accounting firm for fiscal year 2015, subject to ratification by the Stockholders. Although ratification is not required by the Company's Articles of Incorporation, Amended and Restated Bylaws or otherwise, the Board is requesting that Stockholders ratify the selection of EY because it values Stockholders' opinions regarding Affinity's independent registered public accounting firm and as a matter of good corporate practice. In the event that Stockholders fail to ratify the selection, the Board will consider it as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of Affinity and its Stockholders. We expect that representatives of EY will be present at the Annual Meeting and will be available to respond to appropriate questions. We will also provide EY's representatives the opportunity to make a statement if they so desire.

        The Audit Committee has determined that the non-audit services which EY provided to Affinity and its affiliates did not impair EY's independence with respect to Affinity.

        The Board unanimously recommends that Stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Affinity's independent registered public accounting firm for the fiscal year ending December 31, 2015.

 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

        We do not have a formal policy requiring Board members to attend the meetings of the Board, although all directors are strongly encouraged to attend. During fiscal 2014, our Board held 19 meetings and acted three times by unanimous written consent. The standing committees of our Board held an aggregate of 12 meetings during this period. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including telephone contact with the Chairman, the Chief Executive Officer and others regarding matters of interest and concern to Affinity.

        Our Board is committed to establishing and maintaining corporate governance practices which reflect high standards of ethics and integrity. To that end, we have established the Governance Committee to assist our Board in the exercise of its responsibilities. The Governance Committee Charter, as well as copies of our Code of Business Conduct and Ethics (the "Code of Conduct"), Code of Ethics for Senior Financial Officers, Compensation Committee Charter and Audit Committee Charter, are available on our website located at http://ir.affinitygaming.com/governance.cfm. You may also obtain printed copies of the aforementioned documents by writing to Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135, Attn: Secretary. The Code of Conduct provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer and principal accounting officer on our website.

DIRECTOR INDEPENDENCE

        As of April 1, 2015, our Board consisted of Richard S. Parisi, Michael Silberling, James A. Cacioppo, Matthew A. Doheny, Andrei Scrivens, Eric V. Tanjeloff and James J. Zenni, Jr. Though not formally considered by our Board because our equity securities are not registered or traded on any national securities exchange, the Board believes that each of Messrs. Parisi, Cacioppo, Doheny, Scrivens, Tanjeloff and Zenni would qualify as "independent directors" under the standards of the NYSE, as such standards would apply if we were listed on that securities exchange.

        At least annually, the Governance Committee conducts a review of the independence of all members of the Board and it recommends, if appropriate, measures to be taken so that the Board contains at least the minimum number of independent directors that would be required by the NYSE if we were listed on that securities exchange and so that the Board members meet any additional requirements that the Board deems appropriate.

        In addition, our Audit Committee Charter provides that each member of the Audit Committee must meet the standards for independence described in Rule 10A-3(b)(1) promulgated under the Exchange Act and be free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

        None of our securities will be listed on the NYSE or any other securities exchange, nor have we applied to list any of our securities on any securities exchange, in the foreseeable future.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

        The Board has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer, although Mr. Parisi, one of our independent directors, currently serves as Chairman of the Board and Mr. Silberling serves as Chief Executive Officer. We believe that having a separate Chairman promotes the active involvement of the Board in providing independent oversight, and also promotes their active participation in setting the agenda and priorities for Affinity. Similarly, our Chief Executive Officer's participation on the Board as a director provides the Board with direct access to and accountability of management, while allowing the Chief Executive Officer to focus primarily on our day-to-day business.

POLICIES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS

        We maintain written, Board-approved policies and procedures regarding related-party transactions which were designed to assist us with identifying such transactions and, if required, reporting them in appropriate SEC filings. The Audit Committee, per its charter, reviews the material facts of all related-party transactions.

        Our written policy defines a related-party transaction as any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will exceed, or may be expected to exceed, $120,000 in any calendar year; (2) Affinity is a participant; and (3) any related party has, or will have, a direct or indirect material interest. A related party is any: (a) executive officer, director or nominee for election as a director; (b) holder of record or beneficial owner of more than 5% of any class of Affinity's voting securities; and (c) immediate family members of any of the foregoing. An immediate family member includes a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such executive officer, director, nominee for director, holder of record or beneficial owner, and any person (other than a tenant or employee) sharing the household of such executive officer, director, nominee for director, holder of record or beneficial owner.

        The Board has also adopted our Code of Conduct, which sets forth various policies and procedures intended to promote the ethical behavior of all of our employees, officers and directors.

The Code of Conduct describes our policy regarding conflicts of interest, including the types of relationships which may constitute conflicts of interest with Affinity. We distribute the Code of Conduct to all of our directors, officers and employees, all of whom must sign an acknowledgment indicating they have received the Code of Conduct, including the conflict of interest policy.

COMMUNICATION WITH THE BOARD AND MANAGEMENT

        The Board and management encourage communication from Affinity's Stockholders and other interested parties. If you wish to communicate with our management or any of our directors, you should direct your communication to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. You may also direct communications intended for management to the Chairman of the Board at the same mailing address. The Secretary will forward communications intended for the Board to the Chairman or, if intended for an individual director, to that director. If we receive multiple communications with similar topics, the Secretary may, in his discretion, forward only a representative correspondence. Communications which are abusive, in bad taste or present safety or security concerns may be handled differently.

RISK MANAGEMENT

        The Board and its committees have an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee assists with risk management oversight in the areas of financial reporting, internal audit, internal controls and compliance with legal and regulatory requirements. The Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board remains informed through regular committee reports about such risks.

BOARD COMMITTEES

        The Board has established an Audit Committee, a Compensation Committee and a Governance Committee. Our Audit Committee is composed entirely of independent directors, and assuming the election of each of the directors nominated by the Board, will continue to be composed entirely of independent directors, as described under the standards of the NYSE, as such standards would apply if we were listed on that securities exchange. You can find the charters of each committee in the Investor Relations section of our website at http://ir.affinitygaming.com/governance.cfm.

Audit Committee

        The Audit Committee has been appointed by the Board to assist the Board in monitoring:

  •
  the integrity of our financial reporting to any governmental or regulatory body, members, other users of our financial reports and the public,

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  our systems of internal controls over financial reporting and disclosure controls and procedures,

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  our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics, and

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  the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that audits our financial statements, including its conduct of the annual audit of our financial statements and any other audit, review or attestation engagement, and its engagement to provide any other services.

        From January 1, 2014 through August 25, 2014, the Audit Committee consisted of Mr. Tanjeloff (Audit Committee Chairman), Thomas M. Benninger and Mr. Doheny. Mr. Benninger resigned from the Board on August 25, 2014. Mr. Cacioppo replaced Mr. Benninger on the Audit Committee beginning on October 14, 2014, and continued to serve on that committee as of April 1, 2015 along with Messrs. Tanjeloff and Doheny. The Board determined that during fiscal 2014, Mr. Tanjeloff qualified as an "audit committee financial expert" as that term is defined in the applicable SEC rules. During fiscal 2014, the Audit Committee held five meetings.

Compensation Committee

        The Compensation Committee has been appointed by the Board to, among other things:

  •
  determine and approve executive compensation levels for our Chief Executive Officer based on evaluations of his performance,

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  make recommendations to the Board with respect to the compensation and benefits of our other executive officers and non-employee directors, and

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  administer the 2011 LTIP.

        The Compensation Committee directs management to prepare reports containing the financial data needed by the Compensation Committee to determine executive compensation. In addition, members of our human resources, insurance and benefits, and accounting departments assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. Our management makes recommendations to the Compensation Committee regarding the type and amount of compensation to provide to our NEOs, certain other highly compensated officers and employees and any employee receiving equity-based compensation. Our legal department provides the Compensation Committee with general advice on laws applicable to executive compensation and the directors' fiduciary duties in setting compensation.

        The Chief Executive Officer, whose feedback is essential to the Compensation Committee's decision-making process with regard to officer compensation, typically attends meetings at the request of the Compensation Committee. The Compensation Committee may also hire independent consultants or professionals to advise it on compensation matters.

        From January 1, 2014 through August 25, 2014, the Compensation Committee consisted of Mr. Benninger (Compensation Committee Chairman), Randall A. Fine and Mr. Parisi. Mr. Benninger resigned from the Board on August 25, 2014, and Mr. Fine resigned from the Board on September 18, 2014. Mr. Scrivens joined the Compensation Committee on September 18, 2014, while Mr. Cacioppo replaced Mr. Benninger as committee chairman on October 14, 2014. Messrs. Cacioppo, Parisi and Scrivens continued to serve on the Compensation Committee as of April 1, 2015. During fiscal 2014, the Compensation Committee held six meetings.

Governance Committee

        The Governance Committee has been appointed by the Board to, among other things:

  •
  identify and select individuals qualified to serve as members of the Board and Board committees and recommend to the Board a slate of Director-nominees for the next annual meeting of Stockholders,

  •
  develop and recommend to the Board a set of corporate governance guidelines,

  •
  review succession plans for our Chairman and Chief Executive Officer, and

  •
  oversee the evaluation of the Board and management.

        From January 1, 2014 through September 18, 2014, when Mr. Fine resigned from the Board, the Governance Committee consisted of Mr. Tanjeloff (Governance Committee Chairman), Mr. Fine and Mr. Doheny. Mr. Scrivens replaced Mr. Fine on the committee when he joined the Board on September 18, 2014, and he continued to serve on such committee as of April 1, 2015 along with Messrs. Tanjeloff and Doheny. During fiscal 2014, the Governance Committee held one meeting.

INDEMNITY AGREEMENT

        Our Amended and Restated Bylaws provide that, to the fullest extent permitted by the Nevada Revised Statutes, Affinity shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than action by or in the right of Affinity), by reason of the fact that he or she is or was a director of Affinity, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with such action, suit or proceeding if such director is not liable pursuant to NRS §78.138, or he or she acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, the best interests of Affinity, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        In addition, our Articles of Incorporation provide that we shall pay the expenses (including attorneys' fees) incurred by such indemnified party in any action, suit or proceeding as they are incurred and in advance of the final disposition of such action, suit or proceeding; provided that if such indemnified party is advanced such expenses and it is later determined that he or she was not entitled to indemnification with respect to such action, suit or proceeding, then he or she will reimburse Affinity for such advances.

        In addition to the indemnification provisions contained in our Amended and Restated Bylaws and Articles of Incorporation, we have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require us, among other things, to indemnify such director or officer against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if we approve such settlement in advance, which approval we have agreed not to unreasonably withhold) actually and reasonably incurred if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of Affinity and its shareholders and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

 DIRECTOR COMPENSATION

        The following table sets forth the type and amount (in US dollars) of compensation earned by our non-employee directors during fiscal year 2014:

	Fees Earned or Paid in Cash	Restricted Stock Awards(1)(2)	Total
Richard S. Parisi(3)	$185,000	$62,500	$247,500
Thomas M. Benninger(4)(5)	198,500	—	198,500
James Cacioppo(6)	24,500	25,000	49,500
Matthew A. Doheny(5)	146,000	50,000	196,000
Randall A. Fine(4)(5)	121,500	—	121,500
Don R. Kornstein(4)	43,307	—	43,307
Andrei Scrivens(6)(7)	22,000	25,000	47,000
Eric V. Tanjeloff(5)	170,750	50,000	220,750
James J. Zenni, Jr.(6)(7)	22,000	25,000	47,000

(1)
We granted equity stock awards to Mr. Parisi of 5,383 shares on October 14, 2014, to Mr. Cacioppo of 2,153 shares on October 14, 2014, to Messrs. Doheny and Tanjeloff of 4,307 shares each on September 23, 2014, and to Messrs. Scrivens and Zenni of 2,153 shares on September 23, 2014.

(2)
Represents the grant-date fair value of restricted stock as determined in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements under the caption "Share-Based Compensation," for the fiscal year ended December 31, 2014, included in our Annual Report. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy. See the "Outstanding Equity Awards at Fiscal Year-End" table below for information regarding all outstanding awards.

(3)
Cash fees include $62,500 paid to Silver Point Finance, LLC, an affiliate of Mr. Parisi, in lieu of equity grants payable to Mr. Parisi that would have vested upon grant. In addition, as agreed to by Mr. Parisi, shares issuable upon vesting of his equity awards on January 1, 2015 were issued in the name of SPH Investment, LLC.

(4)
Messrs. Benninger, Fine and Kornstein resigned from the Board effective August 25, 2014, September 18, 2014 and January 3, 2014, respectively.

(5)
Cash fees include $50,000 paid to each of Messrs. Benninger, Doheny, Fine and Tanjeloff in lieu of equity grants payable to them that would have vested upon grant.

(6)
Messrs. Cacioppo, Scrivens and Zenni joined the Board effective October 14, 2014, September 18, 2014 and August 25, 2014, respectively.

(7)
The equity awards granted to Messrs. Scrivens and Zenni were cancelled and re-issued in the name of Z Capital Special Situations GP, LP.

        Directors serving on our Board receive compensation consisting of (i) an annual retainer of $88,000, (ii) restricted stock or stock options with a value of $100,000, and (iii) meeting fees in the amount of $1,500 per meeting if the director attends in-person, or $500 if the director attends telephonically, provided that such director attends at least eight Board meetings per year, either in-person or telephonically. The Chairman of the Board receives an additional annual retainer of $20,000 and additional restricted stock or stock options with a value of $25,000. We pay the annual retainers quarterly in advance, and the meeting and committee fees quarterly in arrears based on the actual number of meetings attended and method of attending (in-person or telephonic).

        The Audit Committee Chairman receives an additional annual retainer of $15,000 and the chairmen of our other committees receive an additional annual retainer of $10,000. A director serving on a Board committee will also receive meeting fees in the amount of $1,500 per meeting if the director attends in person, and $500 if the director attends telephonically, regardless of the number of meetings.

        In addition, we have agreed to issue equity awards to certain of our directors' affiliates on their behalf, and in certain cases have issued cash fees in lieu of restricted stock awards that would have been fully vested upon grant, in each case as described in the notes to the director compensation table above.

        Members of the Board who are not employees of Affinity or its subsidiaries may also receive compensation for services to Affinity in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time and approved in advance by the Board. Until September 30, 2014, we also offered health benefits, similar to benefits offered to our other executive employees, to our Directors who elected such benefits.

AUDIT COMMITTEE REPORT

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2014.

        In addition, we have discussed with Ernst & Young LLP ("EY"), the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T.

        We have received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and have discussed with EY their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report.

        During fiscal year 2014, the Audit Committee separately met (i) with management present, (ii) with EY in executive session, and (iii) independently as a committee, in accordance with its responsibilities under its charter. Management represented to the Audit Committee that Affinity's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2014 with management and EY; including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and EY the adequacy and effectiveness of Affinity's financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and EY on the effectiveness of Affinity's internal control over financial reporting.

        The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to Affinity's accounting and financial reporting processes, including its internal controls over financial reporting. Management remains primarily responsible for the financial statements and the reporting process, including the system of internal controls.

        Submitted by:

  Audit Committee

  Eric V. Tanjeloff, Chairman
  James Cacioppo
  Matthew A. Doheny

 EXECUTIVE OFFICERS

        The name, age and principal position of each of our executive officers as of April 1, 2015, as well as biographical information for our non-director executive officers, is set forth below.

	Age	Position
Michael Silberling	48	Chief Executive Officer and Director
Walter Bogumil	43	Senior Vice President, Chief Financial Officer and Treasurer
Marc H. Rubinstein	53	Senior Vice President, General Counsel and Secretary

        Walter Bogumil joined us in March 2015 and has served as our Senior Vice President, Chief Financial Officer and Treasurer since April 1, 2015. Prior to joining Affinity, Mr. Bogumil served in various capacities at Penn National Gaming since April 2002, most recently as Vice President of Financial Analysis. Prior to that, he served as a Business Manager at Microsoft, from 2000 through 2002, as a Finance Manager for Sun International Resorts from 1998 through 2000, and as a Financial Analyst for Walt Disney World from 1996 through 1998. Mr. Bogumil earned his MBA from the Crummer Graduate School of Business at Rollins College and a B.S. in finance from the University of Central Florida.

        Marc H. Rubinstein has served as our Senior Vice President, General Counsel and Secretary since February 16, 2011. Prior to joining Affinity, and from July 2008, Mr. Rubinstein served as Senior Vice President, Law and Administration, and Secretary of Tropicana Entertainment, Inc. Prior to joining Tropicana Entertainment, Mr. Rubinstein held similar positions with other casino gaming companies, including as Senior Vice President and General Counsel for the Cosmopolitan Resort & Casino, Las Vegas, from 2006 through 2008, Wynn Resorts, Limited, from 2000 through 2006, and the Nevada properties of Caesars World, Inc., from 1992 through 2000, including Caesars Palace, Caesars Tahoe, and the Desert Inn, during which time he oversaw the legal and regulatory affairs of the companies. Mr. Rubinstein began his career with the Las Vegas law firm of Lionel Sawyer & Collins after graduating magna cum laude with a Bachelor of Science from Duke University and receiving a J.D. from New York University School of Law.

 COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

        This compensation discussion and analysis provides information about the material elements of compensation which we pay or award to, or which is earned by, our NEOs, who consist of our principal executive officer, principal financial officer, and the three next most highly-compensated executive officers. For fiscal 2014, our NEOs were:

  •
  Michael Silberling, Chief Executive Officer;

  •
  David D. Ross, former Chief Executive Officer;

  •
  Donna Lehmann, former Senior Vice President, Chief Financial Officer and Treasurer;

  •
  Marc H. Rubinstein, Senior Vice President, General Counsel and Secretary;

  •
  John C. Krabiel, former Senior Vice President & Regional General Manager; and

  •
  Loren D. Gill, former Senior Vice President & Regional General Manager.

Executive Compensation Philosophy and Objectives

        We designed our compensation program to encourage and reward leadership and commitment, as well as performance improvement, with a focus on growth and productivity to drive financial performance. Our executive compensation program includes base salary, annual cash bonus incentives, long-term equity-based incentives and broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. We also designed our compensation program to remain competitive with market practices, which is necessary to attract and retain talented executives.

Compensation Program Design

        Our Board's Compensation Committee has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The Compensation Committee's fundamental responsibilities are to (i) establish the goals, objectives and policies relevant to the compensation of our officers, and evaluate performance in light of those goals to determine compensation levels, (ii) approve and administer our incentive compensation plans, (iii) set compensation levels and make awards under incentive compensation plans which are consistent with our compensation principles and our performance, and (iv) review our disclosure relating to compensation. The Compensation Committee is also responsible for evaluating compensation paid to our directors.

        Each year the Compensation Committee evaluates the performance of our NEOs and makes determinations with respect to compensation, including base salary levels and targets under an incentive bonus compensation plan. In addition, the Compensation Committee annually reviews our incentive compensation plans and equity-based plans, administers and approves the granting of equity-based awards under such plans and exercises any duties specifically delegated to it under the terms of any such plan.

        At least annually, the Compensation Committee also reviews, approves and recommends to our Board, among other things, (i) the adoption of any non-equity-based incentive compensation plan for employees or consultants, (ii) the adoption of any employee retirement plan and other material employee benefit plans, (iii) compensation policies and practices for executives, management employees and employees generally as they relate to our risk-management practices, and (iv) the level and type of perquisites and other personal benefits provided to our executive officers, taking into account their salary levels and other compensation, the value of similar benefits provided at comparable companies and the value of such benefits given to such officers in past years.

        In 2013, we held a Stockholder advisory vote on the compensation of our NEOs, and 100% of the votes cast on the matter (excluding abstentions) approved the compensation of our NEOs as disclosed in our 2013 proxy statement. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the level of support, no changes to our executive compensation policies and decisions were necessary at that time based on the vote results.

        In late 2013, the Compensation Committee undertook a detailed review of each of the elements of our compensation packages for Mr. Ross, Ms. Lehmann and Mr. Rubinstein to evaluate, and as appropriate, improve the overall competitiveness and effectiveness of our executive compensation programs. The Compensation Committee carefully considered several factors in the review, including changes in the scope of individual roles and responsibilities of these executive officers, their performance in those roles and overall changes in the makeup of the senior management team. In addition, the Compensation Committee took into consideration the input of a review by Towers Watson, a compensation consultant, of general market surveys and trends and the compensation of similarly situated executives at comparative companies, including both direct gaming companies as well as companies in the hotel, resorts and cruise line sectors, to confirm that its anticipated compensation packages for 2014 were generally in line with market standards. As a result of Compensation Committee's overall review, for 2014, Ms. Lehmann received a significant increase in her base salary and Mr. Rubinstein received a cost of living adjustment to his base salary, as discussed further below.

        In addition, in 2014, the Compensation Committee engaged Spencer Stuart to assist in our search for a new Chief Executive Officer, and when determining the compensation arrangements for Mr. Silberling, as set forth in his executive employment agreement described below, the Compensation Committee took into account high level input from Spencer Stuart, as well as considering Mr. Silberling's anticipated future contributions to Affinity and our compensation structure for the other members of our senior management team.

Elements of Compensation Program

        Our compensation program for executive officers is primarily comprised of a base salary, annual cash incentive bonus, equity-based incentive compensation and employee benefits broadly available to all employees. For further discussion regarding our equity-based compensation, see "Proposal Three—Approval of Amended and Restated 2011 Long Term Incentive Plan, Including its Material Terms."

        Base Salary.    Base salary is the primary component of our executive officers' compensation. We provide each of our NEOs, and other employees, with a competitive base salary which we believe corresponds and fairly relates to their status and accomplishments, both professionally and within the industry. Base salary also is designed to provide our executive officers with steady cash flow during the course of the fiscal year which is not contingent on short-term variations in our corporate performance. We establish individual base salaries based upon the executive officers' historical performance, anticipated future contributions to Affinity, competitive compensation levels and other subjective factors. Effective January 1, 2014, we increased Mr. Ross's salary to $623,000 in connection with the extension of his employment through August 25, 2015. In 2013, we increased Ms. Lehmann's base salary from $259,000 to $309,000 in connection with her promotion to the role of Chief Financial Officer, and in 2014 we increased her base salary to $373,000 in connection with the extension of her contract with the Company and her high performance. In 2014, we increased the annual base salary of Mr. Rubinstein to $373,000, reflecting a 3% cost of living adjustment. In 2013, we increased the annual base salary of Mr. Gill to $288,000 in connection with his promotion to Senior Vice President and Regional General Manager—Nevada. In January 2014, we reduced the annual base salary of Mr. Krabiel to $288,000 upon the expiration of his existing contract with us, in light of his January 2013 change in role from Chief Financial Officer to Senior Vice President and Regional General Manager—Midwest. Salaries are paid on a biweekly basis, such that there may be fluctuations in total payments from year to year based on pay period. The salaries paid to our NEOs in fiscal year 2014 are set forth in the Summary Compensation Table below.

        Annual Incentives.    We offer annual incentive awards for our executive officers and certain management employees, in the form of cash bonuses. Our Chief Executive Officer's annual cash bonus is based on achievement of targeted earnings before interest, taxes, depreciation, amortization and restructuring expenses, or "EBITDA," as outlined in his employment agreement. Other executive officers and management employees are eligible for annual cash bonuses under our Management Incentive Program ("MIP"). The MIP is divided into two components—one based upon achieving a specific EBITDA target, and the other based upon an evaluation of key performance metrics which are established at the beginning of the fiscal year and are tailored to each individual's job and responsibilities. For all of our NEOs except Mr. Silberling, the target MIP award is a percentage of the participant's base salary, which is then allocated 60% to achievement of the EBITDA-based component and 40% to the achievement of the individual key performance metrics. Mr. Silberling's target incentive award is allocated 100% to achievement of EBITDA goals. In 2014, the Compensation Committee established the target percentage amounts for the cash bonuses for each of our NEOs, including our Chief Executive Officer. For fiscal year 2014, our NEOs were each eligible to receive annual cash bonuses up to 50% of their fiscal year 2014 base salaries, except that Mr. Silberling was eligible to receive a cash bonus of at least 75% of his fiscal year 2014 base salary, prorated based upon the amount of time he was with Affinity during 2014. Each participant's achievement of the individual key performance metrics is documented in a performance appraisal prepared at the end of the fiscal year for calculation of cash bonus earned under the MIP. Our NEOs serving at the end of fiscal year 2014 earned cash bonus in the amount set forth in the Summary Compensation Table. For all of our NEOs except Mr. Silberling, they were guaranteed to receive annual cash bonuses of at least 50% of their fiscal year 2014 base salaries. For fiscal year 2015, Mr. Bogumil, our only current executive officer subject to the 2015 MIP, will be eligible to receive a bonus under the 2015 MIP in an amount equal to 50% of his base salary, 90% of which will be allocated to achievement of an EBITDA-based component and 10% of which will be allocated to the achievement of the individual key performance metrics.

        Equity-Based Incentive Compensation.    Our executive officers are eligible to participate in our 2011 LTIP, which provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards. The purpose of the equity-based incentive compensation issued under the 2011 LTIP is to attract, retain and motivate highly-competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or by compensating them based on their performance in fulfilling their personal responsibilities. We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers' total compensation package in equity-based compensation aligns our executives' interests with the interests of our Stockholders and with our long-term corporate success.

        We typically grant options to our named executive officers on an annual basis in the first half of each year. The number of shares subject to options granted to each named executive officer is determined by our Compensation Committee based upon factors, including individual performance reviews and the levels of equity ownership we believe to be appropriate. In addition to annual awards, grants of options may be made to executive officers as an inducement to accept employment, following a significant change in job responsibility or in recognition of a significant achievement. The exercise price of options granted under our 2011 LTIP is equal to or exceeds the fair market value of the underlying shares on the date of grant. We estimate the fair value of stock options using the Black-Scholes-Merton option pricing model, which requires estimates for expected volatility, expected dividends, the risk-free interest rate and the expected term of the share-based award. These inputs are subjective and generally require significant judgment. For further discussion regarding our equity-based compensation, see "Proposal Three—Approval of Amended and Restated 2011 Long Term Incentive Plan, Including its Material Terms."

        Other Benefits.    As stated earlier, we designed our compensation program to remain competitive with market practices—practices which the Compensation Committee reviews based on a survey of current compensation trends in the market. Such practices include offering broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. Our NEOs are eligible to participate in such benefit programs on the same basis as other full-time employees. We have also agreed to pay Mr. Silberman's dues for the Young Presidents Organization during the terms of his employment with us.

Employment Agreements and Severance and Change in Control Benefits

        We have entered into an employment agreement which contains severance benefits and change in control provisions with certain of our NEOs, the terms of which are described under the heading "—Employment Arrangements and Potential Payments Upon Termination or Change in Control." We believe that such severance and change in control benefits are essential elements of our executive compensation package and that they assist us in recruiting and retaining talented individuals.

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation for our NEOs for the three fiscal years ended December 31, 2014.

		Form of Compensation(1)
	Year	Salary	Non-Equity Incentive Plan	Restricted Stock(2)	Stock Options(2)	All Other(3)	Total
Michael Silberling,	2014	$190,492	$165,345	$464,400	$270,293	$154,125	$1,244,655
Chief Executive Officer
David D. Ross(4)	2014	$537,121	—	—	—	$279,500	$816,621
Former Chief Executive Officer	2013	$604,246	—	—	—	$26,000	$630,246
	2012	$602,776	$390,030	—	—	$26,000	$1,018,806
Donna Lehmann	2014	$368,463	$74,600	—	$150,000	$75,000	$668,063
Former SVP, Chief Financial	2013	$308,402	$61,911	—	—	—	$370,313
Officer & Treasurer	2012	$256,248	$142,698	$75,000	—	—	$473,946
Marc H. Rubinstein	2014	$371,817	$74,600	—	$150,000	$75,000	$671,417
SVP, General Counsel & Secretary	2013	$362,498	$72,500	$150,000	—	—	$584,998
	2012	$358,172	$175,812	$100,000	—	—	$633,984
John Christopher Krabiel(4)	2014	$269,459	—	—	—	$55,385	$324,844
Former SVP & Regional	2013	$327,216	$105,505	—	—	—	$432,721
General Manager	2012	$320,830	$129,464	$100,000	—	—	$550,294
Loren D. Gill(4)	2014	$131,779	—	—	—	—	$131,779
Former SVP & Regional	2013	$288,176	$57,553	—	—	—	$345,729
General Manager	2012	$255,018	$141,205	—	$75,000	—	$471,223

(1)
The Restricted Stock column and the Stock Options column represent the grant-date fair value of the applicable awards. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy. Further detail surrounding equity grants, including stock options and shares of restricted stock awarded, exercise or base price, grant date fair value, and vesting schedules are included in the Equity Compensation Awards Table.

(2)
Reflects the grant date fair value as determined in accordance with Accounting Standards Codification 718 ("ASC 718") for the fiscal years ended December 31, 2012, 2013, and 2014, respectively, of awards to each of the NEOs granted in such years. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements under the caption "Share-Based Compensation," for the fiscal years ended December 31, 2012, 2013, and 2014, included in our Annual Reports on Form 10-K filed with the SEC on April 1, 2013, March 31, 2014 and March 27, 2015, respectively. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy

(3)
The "All Other Compensation" column (i) for 2012 and 2013 comprised of automobile allowances paid to Mr. Ross and (ii) for 2014 includes: $4,125 membership in dues for the Young Presidents Organization and a $150,000 sign-on bonus for Mr. Silberling; a separation payment of $261,500 and an automobile allowance of $18,000 to Mr. Ross; a $75,000 stay-on bonus for Ms. Lehmann; a $75,000 stay-on bonus for Mr. Rubinstein; and salary continuation of $55,385 to Mr. Krabiel in connection with his separation from employment.

(4)
Mr. Ross resigned on August 28, 2014; Mr. Krabiel resigned on October 20, 2014; Mr. Gill resigned on June 4, 2014.

GRANT OF PLAN-BASED AWARDS DURING 2014

        The following table presents information regarding each grant of an award made under the 2011 LTIP to our NEOs during the fiscal year ended December 31, 2014.

		All Other Awards
	Grant Date	Number of Common Stock Shares Awarded	Number of Common Stock Shares Underlying Stock Options Awarded	Exercise or Base Price of Option Awards	Grant Date Fair Value of Equity Awards
Michael Silberling(1)	09/23/14	40,000	54,167	$11.61	$734,693
Donna Lehmann(2)	02/25/14	—	27,574	$11.61	$150,000
Marc H. Rubinstein(2)	02/25/14	—	27,574	$11.61	$150,000

(1)
The stock option awards vest ratably on the 30th of September in each of 2015, 2016 and 2017, while the restricted Common Stock awards vest ratably on the 31st of March in each of 2015, 2016 and 2017.

(2)
The awards vest ratably on the 15th of February in each of 2015, 2016 and 2017. Ms. Lehmann's service with us terminated on March 31, 2015, and her options will no longer continue to vest.

EQUITY AWARDS OUTSTANDING AT FISCAL YEAR END

        The following table presents certain information with respect to our NEOs' equity awards which were issued under the 2011 LTIP and remained outstanding as of December 31, 2014. The market value of the shares in the following table is the fair value of such shares at December 31, 2014.

	Number of Securities Underlying Options
					Number of Shares of Stock which have not Vested	Market Value of Shares Stock which have not Vested
	Exercisable Options	Options Not Exercisable	Option Exercise Price ($)	Option Expiration Date
Michael Silberling	—	54,167	$11.61	09/22/19	40,000	$464,400
Donna Lehmann	13,636	—	10.00	03/30/16	—	—
Donna Lehmann(1)	—	27,574	11.61	02/25/19	2,440	23,790
Marc H. Rubinstein	18,182	—	10.00	03/30/16	—	—
Marc H. Rubinstein(2)	—	27,574	11.61	02/25/19	10,396	101,361
John C. Krabiel(3)	13,636	—	10.00	03/30/16	—	—
John C. Krabiel(3)	4,546	—	10.00	05/17/16	—	—

(1)
Of Ms. Lehmann's non-vested, outstanding options, 9,191 vested on February 15, 2015. Her 2,440 non-vested shares of restricted stock vested on January 1, 2015.

(2)
Of Mr. Rubinstein's non-vested, outstanding options, 9,191 vested on February 15, 2015, while the remainder vest ratably on the 15th of February in each of 2016 and 2017. Of his non-vested shares of restricted stock, 6,824 vested on January 1, 2015, while the remainder will vest on January 1, 2016.

(3)
Mr. Krabiel's options expired unexercised in January 2015.

OPTION EXERCISES AND STOCK VESTED DURING 2014

        The following table presents information regarding stock, awarded to our NEOs under the 2011 LTIP, which vested during the fiscal year ended December 31, 2014. None of our NEOs exercised any of their vested stock option awards during the fiscal year ended December 31, 2014.

	Number of Shares Acquired upon Vesting	Value Realized upon Vesting
Donna Lehmann	2,439	$28,317
Marc H. Rubinstein	6,823	79,215
John C. Krabiel	3,252	37,756

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies (i) certain compensation which would become payable to our NEOs serving as of December 21, 2014 if their employment with us had been terminated as of such date, (ii) compensation paid to those NEOs that are no longer serving with us, and (iii) termination payment arrangements with our currently serving NEOs. All benefits described below have been revised, if applicable, to reflect the corresponding change to the form of such benefit pursuant to Affinity's conversion from a limited liability company to a corporation. Due to the number of factors which affect the nature and amount of any benefits provided upon future events discussed below, any actual amounts paid or distributed may be different. One of the factors which could affect amounts paid include the timing during the year of any of the described events.

Michael Silberling

        On August 25, 2014, we entered into an executive employment agreement (the "Silberling Employment Agreement") with Mr. Silberling in connection with his appointment as Chief Executive Officer. Pursuant to the Silberling Employment Agreement, we agreed to employ Mr. Silberling beginning August 26, 2014. The Silberling Employment Agreement provides for a base salary of $604,000, prorated in 2014 for the period Mr. Silberling actually provided service to Affinity. The Board will review Mr. Silberling's base salary at least annually, and may increase such salary from time to time. He is entitled to an annual cash bonus of 75% to 100% of his base salary, determined based upon achieving 100% to 120%, respectively, of specified objectives for the applicable fiscal year. The Silberling Employment Agreement also provides certain other benefits and perquisites in addition to those made available to our management generally, including reimbursement for Mr. Silberling's dues to Young Presidents' Organization. In connection with his hiring, we also provided Mr. Silberling with a sign-on bonus of $150,000, half of which we paid with his first paycheck, and the other half payable with his first paycheck after six months of service.

        Mr. Silberling was granted options to purchase 54,167 shares of our common stock on September 23, 2014, and was also been granted 40,000 restricted shares of our common stock on the same date. The stock options will vest in equal installments on each of the first three anniversaries of the effective date of the Silberling Employment Agreement, and the restricted shares vest in equal installments on each of March 31, 2015, 2016 and 2017. On March 19, 2015, Mr. Silberling was granted options to purchase 162,500 shares of our common stock, 81,250 shares of which will vest in thirds on March 31, 2016, 2017 and 2018, 81,250 shares of which may vest in thirds as of the same dates, with the exact amount of vesting based on the achievement of performance objectives, as determined by the Compensation Committee in its sole discretion, in all cases subject to Mr. Silberling's continued employment with us. If a binding agreement for our sale or the sale of substantially all of our assets is entered into during Mr. Silberling's employment with us at a price of $22.50 per share or greater,

Mr. Silberling will be granted 35,000 restricted shares to vest immediately upon the closing of such sale transaction.

        In the event we terminate the Silberling Employment Agreement for cause (as defined in such agreement), or if the agreement terminate due to Mr. Silberling's death, disability or resignation, the agreement provides that he will receive earned but unpaid base salary, accrued and unused vacation days, reimbursement for incurred but unpaid expenses, and vested rights to other benefits.

        In the event we terminate the Silberling Employment Agreement without cause, or if Mr. Silberling terminates his employment for good reason (as defined in the Silberling Employment Agreement), the agreement provides that he will receive (a) base salary and benefits through the termination date, (b) the continued payment of his base salary for one year after the termination date, (c) continued medical coverage under Affinity's group medical plan until the earlier of the last day of the month in which the salary continuation expires, or when he becomes eligible for coverage under another employer's group medical plan; and (d) all unpaid cash bonuses related to the calendar year immediately preceding the termination. In addition, any of Mr. Silberling's outstanding but non-vested stock options and restricted shares will immediately vest.

        Pursuant to the Silberling Employment Agreement, Mr. Silberling has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, not divulging confidential information, assigning all intellectual property conceived or developed by him during the term of his employment, noninterference with business relationships, non-competition and non-solicitation. Mr. Silberling cannot engage in competition with Affinity or own any interest in or perform any services for any business engaged in competition with Affinity in the specified restricted area during any period in which Mr. Silberling is employed with or is receiving severance payments from Affinity.

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Executive Officer in the event of: (i) a termination by the Company for cause or by Mr. Silberling without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Silberling for good reason. The amounts shown assume that the specified event was effective as of December 31, 2014. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance base salary	—	$604,000	$604,000	—
Bonus(1)	—	240,345	240,345	—
Medical Benefits(2)	—	20,400	20,400	—

Total	—	$864,745	$864,745	—

(1)
Consists of $165,345 to which Mr. Silberling is entitled as part of his guaranteed bonus and $75,000 attributable to the unpaid portion of his signing bonus payable upon termination.

(2)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

David D. Ross

        Mr. Ross served as Chief Executive Officer during the 2014 calendar year, and his employment with us terminated on August 25, 2014 in accordance with the terms of his amended employment agreements, under which he agreed that until August 1, 2015, he will not own any interest in, or perform any services for, any person or entity which owns 5% or more of our voting securities or specified entities which compete with our company. As partial consideration for this restrictive covenant, we agreed to pay Mr. Ross $261,500 on or before December 31, 2014.

        On August 25, 2014, we entered into a contract with our former Mr. Ross, under which he agreed to continue to provide services to Hotspur Casinos Nevada, Inc. ("Hotspur"), on our behalf, in relation to our consulting agreement with Hotspur. Under our contract with Mr. Ross, we agreed to pay him a monthly fee of $20,000 through the term of the Hotspur agreement, which ended on March 31, 2015.

Donna Lehmann

        Ms. Lehmann's service with us terminated on March 31, 2015. Pursuant to extension agreement executed by us and Ms. Lehmann on February 17, 2015 (the "Extension Agreement"), we agreed to pay Ms. Lehmann a bonus of $139,875 , to purchase 4,878 shares of Common Stock held by her for an aggregate purchase price of $47,650, and to reimburse her group health insurance premiums under COBRA through the earlier of June 30, 2015 or the date she becomes eligible for coverage from another employer, in exchange for Ms. Lehmann's agreement to continue as Senior Vice President, Chief Financial Officer and Treasurer through March 31. 2015 and to provide certain other services.

        Previously, on January 11, 2011, we had entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement, as amended on May 6, 2011, October 31, 2011, December 27, 2012, and February 15, 2014 (as amended, without giving effect to the Extension Agreement, and collectively, the "Lehmann Employment Agreements") with Ms. Lehmann in connection with her appointment as an executive officer. Pursuant to the Lehmann Employment Agreements, we had agreed to employ Ms. Lehmann through February 15, 2015 with an effective commencement date of December 31, 2010. The Lehmann Employment Agreements provided for a base salary as of January 1, 2014 of $340,000, with an increase to $373,000 effective February 16, 2014. She was entitled to an annual bonus of no less than 20% and as much as 50% of her base salary, determined based upon our actual performance with respect to specified objectives for the applicable fiscal year and upon Ms. Lehmann's performance. The Lehmann Employment Agreements also provided certain other benefits and perquisites in addition to those made available to our management generally, including reimbursement for Ms. Lehmann's professional education and CPA licensing fees during the term of her employment. In connection with her February 25, 2014 amendment, we also provided Ms. Lehmann with a stay-on bonus of $75,000, payable on February 15, 2015, provided that she was still employed by Affinity at such time.

        In the event we had terminated the Lehmann Employment Agreements for cause (as defined in the Lehmann Employment Agreement), or if the agreements terminated due to Ms. Lehmann's death, disability or resignation, the agreements provided that she would receive earned but unpaid base salary, accrued and unused vacation days, reimbursement for incurred but unpaid expenses, and vested rights to other benefits (collectively, "Termination Payments").

        In the event we terminated the Lehmann Employment Agreements without cause, the agreements provided that she would receive (a) the Termination Payments, (b) the continued payment of her base salary for the longer of six months or until February 15, 2015, (c) continued medical coverage under Affinity's group medical plan for the period of salary continuation; and (d) a prorated portion of (i) the Stay Bonus and (ii) the minimum 20% portion of her bonus.

        The table below provides an estimate of the value of the compensation and benefits that would have been due to Ms. Lehmann under the Lehmann Employment Agreements in the event of: (i) a termination by the Company for cause or by Ms. Lehmann without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Ms. Lehmann for good reason; in each case assuming that the specified event was effective as of December 31, 2014.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance base salary	—	$186,500	$186,500	$—
Bonus(2)	—	149,600	149,600	—
Medical Benefits(2)	—	6,726	6,726	6,726

Total	—	$342,826	$342,826	$6,726

(1)
Consists of Ms. Lehmann's $75,000 stay-on bonus, and $74,600, representing 20% of Ms. Lehmann's base salary.

(2)
Calculated assuming $1,121 of COBRA payable per month for six months.

Marc H. Rubinstein

        On February 4, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement, as amended on March 20, 2013 and February 25, 2014 (as amended and collectively, the "Rubinstein Employment Agreements") with Mr. Rubinstein in connection with his appointment as Senior Vice President, General Counsel and Secretary. Pursuant to the Rubinstein Employment Agreements, we agreed to employ Mr. Rubinstein through February 16, 2015, at which time the Rubinstein Employment Agreements expired. The Rubinstein Employment Agreements provided for a base salary of $362,498, though such amount was increased to $373,000, effective February 16, 2014, when we also provided Mr. Rubinstein with an additional discretionary bonus of $75,000, plus an option to purchase $150,000 of our Common Stock. The Rubinstein Employment Agreements also provided certain other benefits and perquisites in addition to those made available to our management generally, including reimbursement for Mr. Rubinstein's continuing professional education, bar licensing fees and association dues during the term of his employment.

        In the event we terminated the Rubinstein Employment Agreements for cause (as defined in the Rubinstein Employment Agreements), or if the agreements terminated due to Mr. Rubinstein's death, disability or resignation, the agreements provided that he would receive Termination Payments (as defined above).

        In the event we terminated the Rubinstein Employment Agreements without cause, or Mr. Rubinstein terminated his employment for good reason (as defined in the Rubinstein Employment Agreements), the agreements provide that he would receive (a) the Termination Payments, (b) the continued payment of his base salary for the longer of six months after termination or the end of the employment term, (c) continued medical coverage under Affinity's group medical plan for the period of salary continuation, and (d) a pro-rated portion of the minimum 20% of his bonus.

        The table below provides an estimate of the value of the compensation and benefits that would have been due to our Senior Vice President, General Counsel and Secretary in the event of: (i) a termination by the Company for cause or by Mr. Rubinstein without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by

Mr. Rubinstein for good reason; in each case assuming that the specified event was effective as of December 31, 2014.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance base salary	—	$186,500	$186,500	$—
Bonus(1)	—	74,600	74,600	—
Medical Benefits(2)	—	10,200	10,200	10,200

Total	—	$271,300	$271,300	$9,733

(1)
Represents 20% of Mr. Rubinstein base salary.

(2)
Calculated assuming $1,700 of COBRA payable per month for six months.

        Following the expiration of the Rubinstein Employment Agreements on February 16, 2015, Mr. Rubinstein elected to remain as Senior Vice President, General Counsel and Secretary of the Company in connection with the execution of a retention agreement (the "Retention Agreement") on February 17, 2015 between the Company and Marc H. Rubinstein P.C. ("Rubinstein P.C."), for which Mr. Rubinstein serves as principal. Pursuant to the Retention Agreement, we have retained Rubinstein P.C. as counsel to the Company, for which we will pay Rubinstein P.C. a monthly retainer of $30,000, provided that the retainer for February 2015 will be $15,000 and the retainer for any month in which the Retention Agreement is terminated will be prorated. We will also provide Mr. Rubinstein with access to our facilities and will reimburse Rubinstein P.C. for its reasonable out-of-pocket expenses. The Retention Agreement may be terminated by either party on 90 days' notice. In addition, pursuant to the Retention Agreement, Rubinstein P.C. will permit Mr. Rubinstein to continue to serve as an officer of the Company and as an officer and/or director of certain of our subsidiaries without compensation. We also agreed to amend the terms of Mr. Rubinstein's outstanding unvested restricted stock and option awards to permit continued vesting during such time as Mr. Rubinstein serves as General Counsel of the Company or any of our subsidiaries or affiliates.

John Christopher Krabiel

        Mr. Krabiel's employment with us terminated on October 20, 2014. Mr. Krabiel's employment agreements with us provided for a base salary of $288,000 per year, and an annual bonus of at least 20% of his base salary and up to 50% of his base salary determined based on (i) the Company's actual performance with respect to specified objectives for the applicable fiscal year and (ii) Mr. Krabiel's performance. Pursuant to a severance agreement with him, we agreed that Mr. Krabiel would receive six months' salary continuation and medical benefits, which will total $95,415.

Loren D. Gill

        Mr. Gill's employment with us terminated on June 4, 2014. Mr. Gill's employment agreements with us provided for a base salary of $287,764 per year, and an annual bonus of at least 20% of his base salary and up to 50% of his base salary determined based on (i) the Company's actual performance with respect to specified objectives for the applicable fiscal year and (ii) Mr. Krabiel's performance. Since Mr. Gill was no longer employed as of December 31, 2014, no annual bonus was payable to him.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is currently comprised of Messrs. Cacioppo, Parisi and Scrivens, with Mr. Cacioppo, who was appointed to serve on the committee in October 2014, serving as Chairman. Mr. Parisi was appointed to serve on the Compensation Committee in July 2013, while Mr. Scrivens was appointed to serve on the Compensation Committee in September 2014. During fiscal year 2014, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee. None of Compensation Committee members are current or former officers or employees of Affinity or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        We have reviewed and discussed the Compensation Discussion and Analysis set forth above with Affinity's management. Based upon such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

  Submitted by:

  Compensation Committee

  James A. Cacioppo, Chairman
  Richard S. Parisi
  Andrei Scrivens

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate this proxy statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PRE-APPROVAL OF SERVICES

        Before we or our subsidiaries engage an independent registered public accounting firm to render audit or non-audit services, the Audit Committee will pre-approve the engagement, either on a case-by-case basis or by establishing policies and procedures which stipulate specific services with associated budgeted fee amounts. For any service(s) addressed by the established policies and procedures, we do not require further approval from the Audit Committee, provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to our management. For any service(s) not specifically addressed by the established policies and procedures, the Audit Committee must review the services contemplated in the engagement and provide their approval prior to the engagement letter being signed.

        The Audit Committee may delegate to one or more designated independent (as defined by SEC rules) members of the Audit Committee the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting.

AUDIT FEES

        Ernst & Young LLP served as our independent registered public accounting firm during the fiscal year ended December 31, 2014, and from August 20 through December 31, 2013. PricewaterhouseCoopers LLP ("PWC") served as our independent registered public accounting firm from January 1, 2013 through August 19, 2013. The Audit Committee pre-approved all services that EY and PWC provided during such periods.

        The following table presents the aggregate fees we paid or accrued by the type of service provided during 2014 and 2013:

		2013
	2014	EY	PWC
Audit(1)	$844,788	$657,107	$349,067
Audit-related(2)	139,630	170,620	236,690
Tax(3)	56,369	44,000	52,950

Total	$1,040,787	$871,727	$638,707

(1)
Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, regulatory audits and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters, reviews of documents filed with the SEC and work related to debt and other securities offerings.

(2)
Audit-related fees consist of services provided in connection with consulting on technical accounting matters, review of valuation services and certain other audit-related consultation services.

(3)
Tax fees consist of tax compliance services, including services provided in connection with certain federal and state tax matters, Internal Revenue Service examination support services and tax consultations and planning services.

SECURITY OWNERSHIP

        The following table presents certain information with regard to the beneficial ownership of our Common Stock as of April 1, 2015 for:

  •
  each person known to beneficially own more than 5% of our Common Stock;

  •
  each non-employee member of our Board;

  •
  each of our NEOs as named in "Compensation Discussion & Analysis"; and

  •
  all of the members of our Board and executive officers as a group.

        Unless otherwise indicated, each such person listed in the table has sole voting and dispositive power with respect to the Common Stock it beneficially owns. Securities which may be beneficially acquired within 60 days of April 1, 2015 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 20,315,586 shares of Common Stock outstanding as of April 1, 2015.

        Except as noted below, or under "Proposal One—Election of Directors—Nominees for Director," the address of each person listed in the table is c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
Entities affiliated with Z Capital Partners, L.L.C.(1)	8,024,436	39.5%
Entities affiliated with SPH Manager, LLC(2)	5,088,375	25.1%
Entities affiliated with Spectrum Group Management, LLC(3)	2,013,959	9.9%
Entities affiliated with Highland Capital Management LP(4)	1,231,297	6.1%
Non-employee Board members
Richard S. Parisi(5)	—	—
James Cacioppo(6)	337,093	1.7%
Matthew A. Doheny	9,472	*
Andrei Scrivens(7)	—	—
Eric V. Tanjeloff	9,472	*
James J. Zenni, Jr.(8)	—	—
Named executive officers
Michael Silberling	40,000	*
David D. Ross	162,327	*
Marc H. Rubinstein(9)	47,844	*
John Christopher Krabiel	—	—
Donna Lehmann(10)	25,318	*
Loren D. Gill	—	—
All executive officers and directors as a group (9 persons)(11)	463,882	2.3%

*
Indicates less than 1% ownership.

(1)
The address of Z Capital Partners, L.L.C. is Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045. Includes shares which may be deemed to be indirectly beneficially owned by Z Capital Special Situations Adviser, L.P. ("Special Adviser"), as the investment adviser of certain private funds; Z Capital Partners, L.L.C., as the general partner of Special Adviser; Zenni Holdings, LLC ("Zenni Holdings"), as the managing member of Z Capital; and James J. Zenni , as the President of Z Capital and the sole owner of Zenni Holdings. Also includes shares which may be deemed to be indirectly beneficially owned by Z Capital Special Situations Fund GP, L.P. ("Special GP"), as the general partner of certain private funds; Z Capital Special Situations Fund UGP, L.L.C. ("Special UGP"), as the general partner of Special GP; Z Capital, as the managing member of Special UGP; Zenni Holdings, as the managing member of Z Capital; and Mr. Zenni, as the President of Z Capital and the sole member of Zenni Holdings. Each of Z Capital, Zenni Holdings, Mr. Zenni, Special Adviser, Special GP and Special UGP declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(2)
The address of SPH Manager, LLC is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, Greenwich, CT 06830. SPH Manager is the manager of SPH Investment, LLC ("SPH Investment"), an entity which holds an investment in the Common Stock. Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (together, the "Funds") directly or indirectly hold non-voting equity interests in SPH Investment and, as a result, hold an economic interest in the Common Stock. SPH Manager holds the voting equity interests in, and is the manager of, SPH Investment and, as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Stock held by SPH Investment on behalf of the Funds. Messrs. Edward A. Mulé and Robert J. O'Shea are the sole members and sole managing members of SPH Manager and, as a result, hold voting control over, and may be deemed to be the beneficial owners of, the Common Stock held by SPH Investment on behalf of the Funds. Each of SPH Manager, SPH Investment, the Funds, Mr. Mulé and Mr. O'Shea declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(3)
The address of Spectrum Investment Partners, L.P. ("Spectrum") is 1250 Broadway, 19th Floor, New York, New York 10001. Spectrum Group Management LLC ("Spectrum Management") acts as the investment manager for Spectrum and may be deemed to have voting and dispositive power over the Common Stock held for Spectrum. Mr. Jeffrey A. Schaffer is the sole member of Spectrum Management and controls its affairs, and as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Stock held by Spectrum.

(4)
The address of Highland Capital Management, L.P. ("Highland") is 300 Crescent Court, Suite 700, Dallas, Texas 75201. Highland acts as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors, Inc. is the general partner of Highland and may be deemed to beneficially own securities owned by Highland. James D. Dondero is the President and a director of Strand Advisors, Inc. and may be deemed to beneficially own securities owned by Strand Advisors, Inc. Each of Highland, Strand Advisors, Inc. and Mr. Dondero declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities. Highland disclaims beneficial ownership by private funds advised by Highland Capital Management, L.P, its general partner, Strand Advisors, Inc. and Strand Advisors, Inc.'s President, James D. Dondero.

(5)
Mr. Parisi is a Senior Investment Analyst of an affiliate of SPH Manager, LLC, a holder of Affinity Common Stock. He does not exercise voting control or investment power over any shares of Affinity Common Stock owned by SPH Manager or its affiliated entity, Silver Point Finance, LLC. See note 2.

(6)
Includes 100,000 shares held by OEP Opportunities, L.P. and 234,940 shares held by One East Partners Master, L.P. As the Managing Member of One East Partners Capital Management LLC, which is the General Partner of each of OEP Opportunities, L.P. and One East Partners Master, L.P. (together, "One East"), Mr. Cacioppo holds voting control and investment power over the securities held by One East. However, Mr. Cacioppo disclaims beneficial ownership of the shares of Common Stock owned by One East, except to the extent of his pecuniary interest therein.

(7)
Mr. Scrivens is a Managing Director of Z Capital but does not exercise any voting control or investment power over shares of Common Stock owned by entities affiliated with Z Capital. See note 8.

(8)
Mr. Zenni is Chief Executive Officer and Managing principal of Z Capital, and has voting control and investment power over the the 8,024,436.4 shares of Common Stock owned by entities affiliated with Z Capital. Mr. Zenni disclaims beneficial ownership of the Common Stock owned by entities affiliated with of Z Capital, except to the extent of his indirect pecuniary interest therein.

(9)
Includes 27,737 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 1, 2015.

(10)
We have agreed to purchase 4,878 shares held by Ms. Lehmann following her termination on March 31, 2015. Includes 22,878 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 1, 2015.

(11)
Includes 27,737 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 1, 2015. Does not include shares of Common Stock the beneficial ownership of which has been disclaimed by Mr. Parisi, Mr. Zenni and Mr. Scrivens (see notes 5 and 7 to this table).

TRANSFER RESTRICTIONS

        The gaming regulatory authorities in Colorado, Iowa, Missouri, and Nevada reserve the discretion and authority to investigate any Stockholder's suitability to be a Stockholder.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Our sole equity compensation plan is our 2011 LTIP, which was approved by the Board on March 30, 2011 and amended in December 2012 and November 2014. Security holders have previously authorized the Board to issue awards to our officers, directors, employees and consultants representing an aggregate total of as many as 1,000,000 shares of Common Stock. The following table presents certain information, as of December 31, 2014, regarding our 2011 LTIP:

Plan category	Restricted Stock Shares Awarded and Outstanding	Number of Common Stock Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under 2011 LTIP
Approved by security holders	300,464	177,497	$10.99	530,628
Not approved by security holders	—	—	$—	1,000,000

        At December 31, 2014, 68,182 options and 230,402 restricted stock shares had vested.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

BOARD COMPENSATION

        Directors who are our employees or employees of our subsidiaries do not receive any compensation for their service as members of either our Board or Board committees. All non-employee members of our Board are compensated as set forth under "Director Compensation."

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with certain of our NEOs. For more information regarding these agreements, see "Executive Officers—Employment Arrangements and Potential Payments Upon Termination or Change in Control."

SETTLEMENT AGREEMENT

        We have entered into a settlement agreement with certain of our Stockholders that have beneficial ownership of more than 5% of our Common Stock, including Z Capital, an affiliate of two of our directors Mr. Scrivens and Mr. Zenni, SPH Manager, an affiliate of our director Mr. Parisi, Spectrum Group Management, LLC and Highland Capital Management, L.P.

        Each stockholder party to the Settlement Agreement agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. We agreed to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Settlement Agreement. For more information, see "Proposal One—Election of Directors—Director Nomination Process."

        The Settlement Agreement also provided that the Rights Agreement, dated effective December 21, 2012, between us and American Stock Transfer & Trust Company, LLC (the "Rights Agreement"), was null and void and that we and our affiliates would promptly take any and all actions necessary to terminate the Rights Agreement, which we did. The Settlement Agreement further provided that we would not enter into any similar shareholder rights agreement unless such agreement exempts Z Capital, SPH Manager and the Other Stockholders until such time as such stockholder beneficially owns (together with its affiliates) less than one-half of the outstanding shares of our common stock owned by such stockholder and its affiliates as of the date of the Settlement Agreement (on an adjusted basis).

        The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own 4,048,652 of shares of our Common Stock.

TERM LOAN

        On May 9, 2012, we entered into a Credit Agreement (the "Credit Agreement") among the Company, as borrower, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, the other agents party thereto and the lenders party thereto. The credit facilities provided under the Credit Agreement include a term loan facility of $200 million, the entirety of which was disbursed on the closing date (the "Term Loan Facility") and which had a five and one-half year maturity. On May 4, 2012, SPF CDO I, an affiliate of SPH Manager, a beneficial owner of more than 5% of our Common Stock, was the assignee of approximately $9.6 million of the Term Loan Facility. SPF CDO I fully disposed of such tranche on December 2, 2014. For more information regarding the Term Loan Facility, see Note 8 to our historical consolidated financial statements included in our Annual Report.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Per Section 16(a) of the Exchange Act, our directors and officers must file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC, and they must furnish us with copies of all forms filed. To our knowledge, based solely upon review of the copies of such reports furnished to us, and upon written representations that no other reports were required during the past fiscal year, all Section 16(a) filing requirements applicable to our directors and officers were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, Affinity must receive any Stockholder proposals intended to be included in the proxy statement for its 2016 Annual Meeting of Stockholders no later than December 9, 2015. Stockholders should send any proposals to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

        In addition, we have established an advance notice procedure with regard to certain matters, including Stockholder proposals not included in our proxy statement, to be brought before an annual meeting of Stockholders. A Stockholder's notice must be delivered to, or mailed and received at, our registered office neither less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public announcement of the date of the meeting is given or made to Stockholders, the Stockholder's notice must be received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A Stockholder's notice with respect to a proposed item of business must include, among other things: (i) a brief description of the business the Stockholder desires to have addressed at the annual meeting; (ii) the Stockholder's name and address, as well as the class and number of shares of Common Stock owned by such Stockholder; and (iii) any material interest of the Stockholder in such business.

        A Stockholder's notice with respect to a director nomination must be delivered to, or mailed and received at, our registered office: (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than February 5, 2016 and not later than March 6, 2016); provided, however, that in the event the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, the Stockholder's notice, to be timely, must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting made, and (ii) in the case of a special meeting, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such Stockholder's notice must set forth, among other things, (y) all information relating to such director nominee which must be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, together with such person's written consent to being named as a nominee in a proxy statement filed pursuant to Regulation 14A under the Exchange Act and to serve as a director if elected; and (z) the Stockholder's name and address, as well as the class and number of shares of Common Stock owned by such Stockholder delivering the notice.

        For further information about the advance notice procedure with regard to certain matters to be brought before an annual meeting of Stockholders, we refer you to the complete copy of the Amended and Restated Bylaws, which we have filed as Exhibit 3.1 attached to our Current Report on Form 8-K, dated March 29, 2013.

OTHER MATTERS

        Affinity knows of no other matters to be submitted to the Stockholders at the meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Richard S. Parisi, Chairman

APPENDIX A

AFFINITY GAMING
AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

        Effective Date.    The Plan of Affinity Gaming (the "Company") shall be known as the Affinity Gaming Amended and Restated 2011 Long Term Incentive Plan (as amended, the "Plan"), and shall be effective as of November 4, 2014 (the "Effective Date").

        Purpose of the Plan.    The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging equity ownership on the part of the Employees, Members of the Board, and Independent Contractors of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards.

ARTICLE II
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Affiliate" means any entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.

        "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock Awards.

        "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

        "Base Price" means the price at which a SAR may be exercised with respect to a Share.

        "Board" means the Company's Board of Directors, as constituted from time to time.

        "Change in Control" shall mean the first (and only the first) to occur of the following:

  (a)
  any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting power of the Company or any of the parties to the Settlement Agreement or their Affiliates), becoming the beneficial owner(s) (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

  (b)
  a merger or consolidation of the Company or any Subsidiary of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, if the Company or such successor is a Subsidiary of another entity, the ultimate parent company of the Company or such successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

  (c)
  The sale of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, neither (i) the entry into or performance of the Settlement Agreement, nor (ii) the formation of a "group" among all or some of the parties to the Settlement Agreement or their Affiliates (but no other person that is not, or whose Affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on July 14, 2014, shall constitute a "Change of Control."

        "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Committee" means the committee of the Board described in ARTICLE III.

        "Employee" means an employee of the Company, a Related Company, an Affiliate or a Subsidiary designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

        "Exercise Price" means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

        "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

        "Gaming Authorities" means all Governmental Entities with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Nevada Gaming Commission and the Nevada State Gaming Control Board, the Iowa Racing and Gaming Commission, the Missouri Gaming Commission and all other state and local regulatory and licensing bodies with authority over gaming activities and devices in the States of Nevada, Iowa and Missouri or any other state where the Company conducts gaming activities.

        "Gaming Law" means any permit, law, order or other federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the gaming activities and operations conducted by the Company.

        "Governmental Entities" means any government or governmental or regulatory body thereof, or quasi-governmental or quasi-regulatory body thereof, or political subdivision thereof, whether supra-national, federal, state or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, without limitation, any Gaming Authority.

        "Grant Date" means the date that the Award is granted.

        "Immediate Family" means a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

        "Independent Contractor" means an independent contractor or consultant of the Company, a Related Company or a Subsidiary designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company, a Related Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

        "Investor Director Provider" means an investor in the Company that makes available for service as members of the Board certain individuals who provide services to, own equity interests in or are otherwise employed by such investor or any of its Affiliates.

        "Member of the Board" means an individual who is a member of the Board or of the board of directors of a Related Company or a Subsidiary.

        "Option" means an option to purchase Shares granted pursuant to ARTICLE V.

        "Other Stock Award" means an Award granted pursuant to ARTICLE VIII to receive Shares on the terms specified in any applicable Award Agreement.

        "Participant" means an Employee, Independent Contractor, Member of the Board, or Investor Director Provider with respect to whom an Award has been granted and remains outstanding.

        "Performance Goals" means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

        "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

        "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

        "Plan" means this Affinity Gaming Amended and Restated 2011 Long Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Related Company" means any person or entity that would be considered a single employee with the Company under Section 414(b) or (c) of the Code if the language "at least 80 percent" as used in connection with the application of these provisions were replaced by "at least 50%."

        "Restricted Stock" means an Award of actual Shares granted pursuant to ARTICLE VI under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

        "Restricted Stock Unit" or "RSU" means an Award of hypothetical Share units having a value equal to the Fair Market Value of an identical number of Shares granted pursuant to ARTICLE VI subject to a period or periods of time and other terms and conditions (including performance conditions), following the achievement of which the Participant will receive actual Shares.

        "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

        "Settlement Agreement" shall mean that certain Settlement Agreement, made and entered into July 28, 2014, by and among the Company, Z Capital Partners, L.L.C., a Delaware limited liability company and its Affiliates (as defined in the Settlement Agreement), SPH Manager, LLC, a Delaware limited liability company and the other entities party thereto.

        "Share" means the Company's common stock, par value $.001 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

        "Stock Appreciation Right" or "SAR" means an Award granted pursuant to ARTICLE VII, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.

        "Stock Award" means an Award of Restricted Stock or an RSU pursuant to ARTICLE VI.

        "Subsidiary(ies)" means any entity (other than the Company) in an unbroken chain of entities, including and beginning with the Company, if each of such entity, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting securities or power in one of the other entities in such chain.

ARTICLE III
ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered by the compensation committee of the Board (the "Committee"). To the extent advisable or otherwise required by applicable law, regulation or rule, it is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, (b) an "outside director" under Section 162(m) of the Code and (c) an "independent director" under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

        Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee.

        3.2    Authority and Action of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Members of the Board and Independent Contractors shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Members of the Board and Independent Contractors, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

        The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

        3.3    Delegation by the Committee.    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power if prohibited by law, or if such delegation would cause the Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act or not to qualify for, or cease to qualify for, exemption under Code § 162(m).

        3.4    Decisions Binding.    All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

        3.5    Performance Goals.    The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share (or other security issued by the Company), (c) net income per Share (or other security issued by the Company), (d) Share (or other security issued by the Company) price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, (u) store openings, (v) any combination of the foregoing, or, (w) such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to adjustment as provided in Section 10.19, the number of Shares available for grants of Awards under the Plan shall be 2,000,000 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

        4.2    Limit on Individual Awards.    Subject to adjustment as provided in Section 10.19, the maximum number of Shares with respect to which (i) Options and SARs, (ii) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee or (iii) any combination of (i) and (ii), may be granted during any calendar year to any Participant shall be 500,000 Shares.

        4.3    Lapsed Awards.    To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

ARTICLE V
STOCK OPTIONS

        5.1    Grant of Options.    Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. All Options are intended to be non-qualified options.

        5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

        5.3    Exercise Price.    Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

        5.4    Expiration Dates.    Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option.

        5.5    Exercisability.

          5.5.1    Exercisability of Options.    Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

          5.5.2    Method of Exercise.    Options shall be exercised by the Participant's delivery of a written notice of exercise to the Corporate Secretary of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Particpant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant certificates (which may be in book entry form) or other documentation in respect of such Shares with respect to which the Option is exercised.

          5.5.3    Early Exercise.    The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant's termination of employment to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option with the Shares being delivered pursuant to such exercise being subject to the provisions of Article VI and treated as Restricted Stock. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

        5.6    Restrictions on Share Transferability.    The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

        5.7    Cashing Out of Option.    On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the Exercise Price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

        5.8    Certain Powers.    Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Exercise Price of an Option after it is granted, or take any other action with the effect of lowering the Exercise Price of an Option after it is granted or (ii) permit Participants to cancel an Option in exchange for another Award.

ARTICLE VI
STOCK AWARDS

        6.1    Grant of Stock Awards.    Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

        6.2    Stock Award Agreement.    Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          6.2.1  Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such Award Agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

          6.2.2  No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A

  Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be withheld by the Company and credited to the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

        6.3    Transferability/Share Certificates.    Shares subject to a Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with appropriate instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

        6.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

          6.4.1    General Restrictions.    The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

          6.4.2    Legend on Certificates.    The Committee, in its sole discretion, may legend any certificates or other documentation representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Affinity Gaming Amended and Restated 2011 Long Term Incentive Plan (the "Plan"), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Corporate Secretary. Certificates may also contain any legend required by Gaming Laws or Gaming Authorities."

        6.5    Delivery of Shares and Settlement of RSUs.

          6.5.1  Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company's right to require payment of any taxes, a certificate or certificates (or other documentation) evidencing ownership of the requisite number of Shares shall be delivered to the Participant. If such Shares are not held in escrow, upon the expiration of the Period of Restriction, the restrictions set forth herein and in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement.

          6.5.2  Upon the expiration of the Period of Restriction with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 6.2.2 hereof and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, that if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Period of Restriction lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

        6.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement. Participants holding RSUs Award Agreements granted hereunder may not exercise voting rights with respect to the Shares representing such RSUs.

        6.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Except as otherwise set forth in an Award Agreement, if any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Participants holding RSU Awards shall be entitled to such dividend rights as are provided in Section 6.2.2 hereof and the terms of the applicable Award Agreement.

        6.8    Performance Goals and Performance Periods.    The Committee may grant Stock Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Stock Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. The payout of any such Award may be adjusted at the discretion of the Committee.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.

        7.2    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the expiration date of the SAR, the number of Shares to which the SAR pertains, any conditions to the exercise of all or a portion of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        7.3    Base Price.    The Base Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Base Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

        7.4    Expiration Dates.    Each SAR shall terminate no later than the expiration date specified in the Award Agreement pertaining to such SAR; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

        7.5    Payment.    Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.

        7.6    Exercisability.

          7.6.1    Exercisability of SARs.    Subject to Section 5.4, SARs granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of a SAR is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

          7.6.2    Method of Exercise.    Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant's delivery of a written notice of exercise to the General Counsel of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. The exercise of a SAR is contingent upon payment in accordance with the Plan by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

          7.6.3    Early Exercise.    The Committee may provide that a SAR include a provision whereby the Participant may elect at any time before the Participant's termination of employment to exercise the SAR as to any part or all of the Shares subject to the SAR prior to the full vesting of the SAR and the Shares delivered pursuant to the exercise of shall be subject to the provisions of Article VIII and treated as Restricted Stock. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

          7.6.4    Tandem SARs.    Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VII. The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

        7.7    Restrictions on Share Transferability.    The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of a SAR as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

        7.8    Cashing Out of SARs.    On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which a SAR is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the Base Price times the number of Shares for which the SAR is being exercised on the effective date of such cash-out.

        7.9    Certain Powers.    Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Base Price of a SAR after it is granted, or take any other action with the effect of lowering the Base Price of a SAR after it is granted or (ii) permit Participants to cancel a SAR in exchange for another Award.

ARTICLE VIII
OTHER STOCK AWARDS

        Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards ("Other Stock Awards") on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE IX
CHANGE IN CONTROL

        Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire. In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants' unexercised Options and/or SARs may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.

ARTICLE X
MISCELLANEOUS

        10.1    Company Call Right

          10.1.1    Call Right upon Termination, Involuntary Transfer.    The following provisions of this Section 10.1 shall only apply to the extent expressly provided for in an Award Agreement, as determined by the Committee in its sole discretion. Upon the termination of service of a Participant for any reason, or an Involuntary Transfer (as defined below) of any Shares acquired pursuant to an Award occurs, the Company shall have the right (a "Call Right"), to purchase and, upon the exercise of the Call Right by the Company, the Participant shall be required to sell, all Shares beneficially owned by a Participant or his beneficiary that have been acquired pursuant to an Award. Upon such termination of service or Involuntary Transfer, as the case may be, the Call Right may be exercised by the Company for a period of three years after the occurrence of such event (or, if later, the date on which the Company is notified or becomes aware of the occurrence of such event). The Company may exercise such Call Right by giving written notice thereof to the

  Participant. All determinations with respect to the Company's exercise of the Call Right shall be made by the Committee.

          10.1.2    Purchase Price.    With respect to any exercise of a Call Right by the Company, the purchase price per Share to be paid by the Company at the closing provided for in this Section 10.1 shall be the Fair Market Value of such Equity Interest, determined as of the later of the date of termination of the Participant's service or the Involuntary Transfer, as applicable, and the six month anniversary of the date the Participant received and/or vested in such Share; provided, however, that if the Participant's service has been terminated for "Cause," the purchase price per Equity Interest shall be zero. For the avoidance of doubt, with respect to any Option or SAR, the purchase price shall be paid with respect to Shares beneficially owned by the Participant following the exercise or net settlement of such Option or SAR (i.e., after payment for or deduction of the exercise or base price of such right).

          10.1.3    Involuntary Transfer.    For purposes hereof, "Involuntary Transfer" means a transfer of the Participant's Shares by operation of law including, without limitation, as a result of (A) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (B) a sale at any creditors' or judicial sale, or (C) a transfer arising out of a divorce or separation proceeding.

          10.1.4    Election and Delivery Procedures.    The closing of any exercise of the Call Right pursuant to this Section shall take place at the offices of the Company, or such other place as may be mutually agreed upon, not less than ten (10) or more than thirty (30) days after the date such Call Right is exercised. The exact date and time of closing shall be specified by the Company. At such closing, the Participant shall deliver certificates for the vested Shares to be sold to the Company duly endorsed, or accompanied by written instruments of transfer in a form reasonably satisfactory to the Company duly executed, by such transferor, free and clear of any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance. The Company shall pay the applicable purchase price for the vested Equity Interests.

          10.1.5    Legal Limitations.    Anything in this Plan to the contrary notwithstanding, to the extent that the limitations or restrictions applicable to the Company under the laws of its jurisdiction of formation, the restrictions or limitations contained in any applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company prohibit the Company from, or would cause the Company to be in default thereunder after, making any payment required under this Plan with respect to any Share, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Committee reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the prime rate and shall be paid (with interest) promptly after, and to the extent that, the Committee determines that the limitations and restrictions referred to in the first sentence of this Section 10.1 no longer restrict such payment.

        10.2    Drag Along Right.    In the event that the holders of a majority of the Company's voting securities propose to sell, or otherwise dispose of, securities representing a majority of the Company's outstanding voting power to a party unaffiliated with the Company, the Committee shall have the right to require the Participant to sell to the purchaser of such interests, upon the same terms and conditions as are applicable to such holders, all or a portion of the Participant's Shares acquired pursuant to an Award (including both vested and unvested interests) up to (a) the number of the Participant's Shares multiplied by (b) a fraction, the numerator of which is the number of voting securities to be sold by such holders and the denominator of which is the number of voting securities owned by such holders.

        10.3    Clawback/Forfeiture.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may in its sole discretion cancel such Award, in whole or in part, if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company.

        10.4    Non-United States Participants and Jurisdictions.    Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which individuals who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such individuals, and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

        10.5    Gaming Laws.    Awards granted under the Plan shall be subject to all Gaming Laws applicable to the Company and all rules and regulations promulgated by any Gaming Authority with jurisdiction over the Company, and shall be subject to forfeiture, disposition and repurchase rights in favor of the Company to the extent necessary to comply with any determination, order or finding of any such Gaming Authority.

        10.6    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, for any reason and with or without cause.

        10.7    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        10.8    Unfunded Status.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        10.9    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        10.10    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

        10.11    Beneficiary Designations.    Subject to the restrictions in Section 10.12 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

        10.12    Nontransferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

        10.13    No Rights as Shareholder.    Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

        10.14    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant's FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

        10.15    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case having a Fair Market Value equal to the amount sufficient to satisfy the minimum statutory tax withholding obligations, provided such Shares have been held by the Participant for at least six months.

        10.16    No Corporate Action Restriction.    The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's or Affiliate's capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference equity interests ahead of or affecting the Company's or any Subsidiary's or Affiliate's equity interests or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's or Affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

        10.17    Shareholders Agreement and Other Requirements.    Notwithstanding anything herein to the contrary, as a condition to the receipt of any Award or the receipt of any Shares pursuant to a the exercise of any Option under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a shareholder's agreement or such other documentation which shall set forth certain restrictions on transferability of any Shares, and such other terms as the Board or Committee shall from time to time establish. Such shareholder's agreement or other documentation shall apply to the Shares acquired under the Plan and covered by such shareholder's agreement or other documentation. The Company may require, in connection with the grant of any Award or as a condition of exercise of any Option, that the Participant become a party to any other existing shareholder agreement (or other agreement).

        10.18    Restrictions on Shares.    Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that any certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

        10.19    Changes in Capital Structure.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a "Corporate Event") affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving entity or any affiliate of the surviving entity on such terms and conditions, as to the number of shares (or other equity interests), pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying Share shall be $0.

        Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant's affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.19 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE XI
AMENDMENT, TERMINATION AND DURATION

        11.1    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 162(m) of the Code and the rules of the New York Stock Exchange, to the extent the Company is subject to such rules; provided, however, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan. Notwithstanding anything in this Plan to the contrary and subject to Section 10.19, without the approval of shareholders of the Company, no amendment and no substitution or exchange of an outstanding award shall reduce the exercise price of any outstanding Option, Base Price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Shares to an amount less than the Fair Market Value of a Shares at the date of grant of the outstanding award.

        11.2    Duration of the Plan.    The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

 ARTICLE XII
LEGAL CONSTRUCTION

        12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        12.2    Severability.    In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        12.4    Governing Law; Waiver of Jury Trial.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.

        12.5    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF AFFINITY GAMING May 5, 2015 IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17361 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O JAMES A. CACIOPPO O MATTHEW A. DOHENY O ANDREI SCRIVENS O RICHARD S. PARISI O MICHAEL SILBERLING O ERIC V. TANJELOFF O JAMES J. ZENNI, JR. 2. THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 3. THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2011 LONG TERM INCENTIVE PLAN, INCLUDING ITS MATERIAL TERMS. 4. THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and a Proxy Statement for the Annual Meeting of Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20730303000000000000 3 050515 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 AFFINITY GAMING 2015 ANNUAL MEETING OF STOCKHOLDERS To be held at the offices of: Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFFINITY GAMING The undersigned appoints Richard S. Parisi and Eric V. Tanjeloff as proxies, each with full power of substitution to vote all shares of common stock of Affinity Gaming (the "Company") which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company scheduled to be held on May 5, 2015 at 12:30 p.m. Eastern Daylight Time at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting"). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting. (Continued and to be signed on the reverse side) 1.1